
                                                                    EXHIBIT 10.2

                           $47,500,000 LOAN AGREEMENT

                           DATED AS OF MARCH 31, 2004

                                      AMONG

                           THE HILLMAN COMPANIES, INC.

                           HILLMAN INVESTMENT COMPANY

                             THE HILLMAN GROUP, INC.

                                       AND

                           ALLIED CAPITAL CORPORATION

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS

SECTION 1.01          DEFINED TERMS..............................................................................          1
SECTION 1.02          COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS..............................         32
SECTION 1.03          ACCOUNTING TERMS AND DETERMINATIONS........................................................         32

ARTICLE II THE LOAN

SECTION 2.01          FUNDING....................................................................................         33
SECTION 2.02          SENIOR DEBT................................................................................         33
SECTION 2.03          REPAYMENT OF SUBORDINATED DEBENTURES.......................................................         33
SECTION 2.04          INTEREST ON THE SUBORDINATED DEBENTURES....................................................         33
SECTION 2.05          DEFAULT INTEREST...........................................................................         33
SECTION 2.06          OPTIONAL PREPAYMENT........................................................................         33
SECTION 2.07          MANDATORY PREPAYMENT.......................................................................         34
SECTION 2.08          PAYMENTS...................................................................................         35

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01          TAXES......................................................................................         35
SECTION 3.02          INCREASED COSTS AND REDUCED RETURN.........................................................         37

ARTICLE IV CONDITIONS

SECTION 4.01          CONDITIONS TO CLOSING......................................................................         39

ARTICLE V REPRESENTATIONS AND WARRANTIES

SECTION 5.01          ORGANIZATION AND GOOD STANDING.............................................................         45
SECTION 5.02          POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..............................................         45
SECTION 5.03          NO CONFLICTS...............................................................................         45
SECTION 5.04          NO DEFAULT.................................................................................         46
SECTION 5.05          FINANCIAL CONDITION........................................................................         46
SECTION 5.06          NO MATERIAL CHANGE.........................................................................         48
SECTION 5.07          TITLE TO PROPERTIES; POSSESSION UNDER LEASES...............................................         48
SECTION 5.08          LITIGATION.................................................................................         48
SECTION 5.09          TAXES......................................................................................         48
SECTION 5.10          COMPLIANCE WITH LAW........................................................................         48
SECTION 5.11          EMPLOYEE BENEFIT ARRANGEMENTS..............................................................         49
SECTION 5.12          SUBSIDIARIES...............................................................................         50
SECTION 5.13          GOVERNMENTAL REGULATIONS, ETC. ............................................................         51
SECTION 5.14          PURPOSE OF LOAN............................................................................         51
SECTION 5.15          LABOR MATTERS..............................................................................         51
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SECTION 5.16          ENVIRONMENTAL MATTERS......................................................................         52
SECTION 5.17          INTELLECTUAL PROPERTY......................................................................         52
SECTION 5.18          SOLVENCY...................................................................................         53
SECTION 5.19          DISCLOSURE.................................................................................         53
SECTION 5.20          [INTENTIONALLY OMITTED]....................................................................         53
SECTION 5.21          OWNERSHIP..................................................................................         53
SECTION 5.22          CERTAIN TRANSACTIONS.......................................................................         54

ARTICLE VI AFFIRMATIVE COVENANTS

SECTION 6.01          INFORMATION................................................................................         54
SECTION 6.02          PRESERVATION OF EXISTENCE AND FRANCHISES...................................................         57
SECTION 6.03          BOOKS AND RECORDS; LENDER MEETING..........................................................         58
SECTION 6.04          COMPLIANCE WITH LAW; EMPLOYEE BENEFIT ARRANGEMENTS.........................................         58
SECTION 6.05          PAYMENT OF TAXES...........................................................................         59
SECTION 6.06          INSURANCE; CERTAIN PROCEEDS................................................................         59
SECTION 6.07          MAINTENANCE OF PROPERTY....................................................................         59
SECTION 6.08          USE OF PROCEEDS............................................................................         60
SECTION 6.09          AUDITS/INSPECTIONS.........................................................................         60
SECTION 6.10          ADDITIONAL CREDIT PARTIES..................................................................         60
SECTION 6.11          [INTENTIONALLY OMITTED]....................................................................         60
SECTION 6.12          CONTRIBUTIONS..............................................................................         60
SECTION 6.13          OBSERVATION RIGHTS.........................................................................         61

ARTICLE VII NEGATIVE COVENANTS

SECTION 7.01          LIMITATION ON DEBT.........................................................................         61
SECTION 7.02          RESTRICTION ON LIENS.......................................................................         64
SECTION 7.03          NATURE OF BUSINESS.........................................................................         67
SECTION 7.04          CONSOLIDATION, MERGER AND DISSOLUTION......................................................         67
SECTION 7.05          ASSET DISPOSITIONS.........................................................................         68
SECTION 7.06          INVESTMENTS................................................................................         70
SECTION 7.07          RESTRICTED PAYMENTS, ETC. .................................................................         73
SECTION 7.08          PREPAYMENTS OF DEBT, ETC. .................................................................         75
SECTION 7.09          TRANSACTIONS WITH AFFILIATES...............................................................         76
SECTION 7.10          FISCAL YEAR; ORGANIZATIONAL AND OTHER DOCUMENTS............................................         77
SECTION 7.11          RESTRICTIONS WITH RESPECT TO INTERCORPORATE TRANSFERS......................................         78
SECTION 7.12          OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON HOLDINGS AND THE BORROWER........................         79
SECTION 7.13          SALE AND LEASEBACK TRANSACTIONS............................................................         79
SECTION 7.14          CAPITAL EXPENDITURES.......................................................................         80
SECTION 7.15          ADDITIONAL NEGATIVE PLEDGES................................................................         81
SECTION 7.16          [INTENTIONALLY OMITTED]....................................................................         81
SECTION 7.17          FINANCIAL COVENANTS........................................................................         81
SECTION 7.18          AMENDMENT OF SENIOR FINANCE DOCUMENTS. ....................................................         83
SECTION 7.19          INDEPENDENCE OF COVENANTS..................................................................         83
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ARTICLE VIII DEFAULTS

SECTION 8.01          EVENTS OF DEFAULT..........................................................................         83
SECTION 8.02          ACCELERATION; REMEDIES.....................................................................         86
SECTION 8.03          ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT..............................................         87

ARTICLE IX MISCELLANEOUS

SECTION 9.01          NOTICES AND OTHER COMMUNICATIONS...........................................................         88
SECTION 9.02          NO WAIVER; CUMULATIVE REMEDIES; AMENDMENT..................................................         89
SECTION 9.03          CONSENTS AND APPROVALS; DEFAULTS...........................................................         90
SECTION 9.04          EXPENSES...................................................................................         90
SECTION 9.05          INDEMNIFICATION............................................................................         91
SECTION 9.06          SUCCESSORS AND ASSIGNS.....................................................................         92
SECTION 9.07          CONFIDENTIALITY AND DISCLOSURE.............................................................         93
SECTION 9.08          SET-OFF....................................................................................         94
SECTION 9.09          INTEREST RATE LIMITATION...................................................................         94
SECTION 9.10          COUNTERPARTS...............................................................................         94
SECTION 9.11          INTEGRATION................................................................................         94
SECTION 9.12          SURVIVAL OF AGREEMENT......................................................................         95
SECTION 9.13          SEVERABILITY...............................................................................         95
SECTION 9.14          HEADINGS...................................................................................         95
SECTION 9.15          APPLICABLE LAW.............................................................................         95
SECTION 9.16          JURISDICTION; CONSENT TO SERVICE OF PROCESS................................................         95
SECTION 9.17          WAIVER OF JURY TRIAL.......................................................................         96
SECTION 9.18          WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES...............................................         96
SECTION 9.19          BINDING EFFECT.............................................................................         97
SECTION 9.20          [INTENTIONALLY OMITTED]....................................................................         97
SECTION 9.21          RELATIONSHIP OF THE PARTIES; ADVICE OF COUNSEL.............................................         97
SECTION 9.22          REGISTRATION AND TRANSFER OF SUBORDINATED DEBENTURES.......................................         97

SCHEDULES:

         Schedule 1.01B     -  Consolidated EBITDA; Non-Cash Accounting
                               Adjustments in Respect of the Acquisition

         Schedule 1.01C     -  Refinanced Agreements

         Schedule 1.01D     -  Management Group

         Schedule 1.01F     -  Insignificant Subsidiaries

         Schedule 1.01G     -  Historical Financial Covenant Information

         Schedule 5.02      -  Required Consents, Authorizations, Notices and
                               Filings

         Schedule 5.04      -  Defaults, Etc.

                                       iv

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         Schedule 5.05      -  Certain Liabilities

         Schedule 5.08      -  Litigation

         Schedule 5.09      -  Taxes

         Schedule 5.10      -  Compliance with Law

         Schedule 5.11      -  ERISA

         Schedule 5.12      -  Subsidiaries

         Schedule 5.16      -  Environmental Matters

         Schedule 5.17      -  Intellectual Property

         Schedule 5.20(c)   -  Mortgage Recordings

         Schedule 5.21      -  Ownership of Holdings

         Schedule 5.22      -  Broker's Fees

         Schedule 6.10(b)   -  Exceptions to Additional Security

         Schedule 7.02      -  Existing Liens

         Schedule 7.05      -  Scheduled Asset Dispositions

         Schedule 7.06      -  Existing Investments

         Schedule 7.09      -  Transactions with Affiliates

EXHIBITS:

         Exhibit A          -  Form of Opinion of Counsel for the Borrower and
                               the Other Credit Parties

         Exhibit B          -  Form of Guaranty

         Exhibit C          -  Form of Credit Party Accession Agreement

         Exhibit D          -  Form of Subordinated Debenture

         Exhibit E          -  Form of Solvency Certificate

         Exhibit F          -  Form of Secretary's Certificate

         Exhibit G             Wire Transfer Instructions

                                       v

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                                 LOAN AGREEMENT

            This Loan Agreement is dated as of March 31, 2004 and is among THE HILLMAN COMPANIES, INC. ("Holdings"), HILLMAN INVESTMENT COMPANY ("Intermediate Holdings"), THE HILLMAN GROUP, INC., (the "Borrower"), and ALLIED CAPITAL CORPORATION ("Allied Capital").

            Pursuant to Section 1.7(c)(iii) of the Agreement and Plan of Merger dated as of February 14, 2004 among AcquisitionCo, Target, Allied Capital and the other sellers party thereto, upon consummation of the Acquisition (as defined herein), a number of shares of stock in Target held by Allied Capital will be cancelled in exchange for subordinated debentures of the Borrower having the terms set forth in this Agreement. Accordingly, in connection with the Acquisition, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01 DEFINED TERMS. The following terms, as used herein, have the following meanings:

            "Accession Agreement" means a Credit Party Accession Agreement, substantially in the form of Exhibit C hereto, executed and delivered by an Additional Subsidiary Guarantor after the Closing Date in accordance with
Section 6.10(a).

            "Acquisition" means the acquisition contemplated by the Acquisition Agreement.

            "Acquisition Agreement" means the Agreement and Plan of Merger dated as of February 14, 2004 among AcquisitionCo, the Sellers and Target, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

            "AcquisitionCo" means HCI Acquisition Corp., a Delaware corporation.

            "Acquisition Documents" means the Acquisition Agreement, including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Acquisition, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

            "Additional Subsidiary Guarantor" means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of an Accession Agreement as provided in Section 6.10.

            "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (a "Controlling Person") or (ii) any other Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means (i) with respect to any Person having voting shares or their equivalent and elected directors, managers or Persons performing similar functions, the possession, directly or indirectly, of the power to vote 10% or more of the Equity

Interests having ordinary voting power of such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or their equivalent, by contract or otherwise.

            "Agreement" means this Loan Agreement, as amended, restated, modified or supplemented from time to time.

            "Anti-Terrorism Laws" means any Laws relating to terrorism or money-laundering, including, without limitation, (i) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, (ii) the U.S. Patriot Act, (iii) the International Emergency Economic Power Act, 50 U.S.C. Section 1701 et seq., (iv) the Bank Secrecy Act, (v) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. and
(vi) any related rules and regulations of the U.S. Treasury Department's Office of Foreign Assets Control or any other Governmental Authority, in each case as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

            "Approval" has the meaning set forth in Section 9.03.

            "Asset Disposition" means any sale (including any Sale/Leaseback Transaction, whether or not involving a Capital Lease), lease (as lessor), transfer or other disposition (including any such transaction effected by way of merger or consolidation and including any sale or other disposition of Equity Interests of a Subsidiary, but excluding any sale or other disposition by way of Casualty or Condemnation) by any Group Company of any asset.

            "Attributable Debt" means, at any date (i) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(ii) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease and (iii) in respect of any Sale/Leaseback Transaction described in Section 7.13, the lesser of (A) the present value, discounted in accordance with GAAP at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (B) the fair market value of the assets subject to such transaction.

            "Bank Secrecy Act" means the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Act of 1970, 31 U.S.C. 1051, et seq., as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

            "Borrower" means The Hillman Group, Inc.

            "Business Acquisition" means the acquisition by the Borrower or one or more of its Wholly-Owned Subsidiaries of all of the Equity Interests of, or all (or any division, line of business or substantial part for which financial statements or other financial information reasonably satisfactory to the Lenders is available) of the assets or property of, another Person.

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            "Business Day" means any day except a Saturday, Sunday or other day on which banks in Washington, D.C. are authorized or required by law to close.

            "Cancelled Shares" means the shares of common stock in Target held by Allied Capital that are to be cancelled in exchange for Subordinated Debentures in accordance with the Acquisition Agreement.

            "Capital Lease" of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "Capital Lease Obligations" means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Capitalization Documents" has the meaning set forth in Section 4.01(f).

            "Cash Equivalents" means, at any date of determination:

                  (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) or, with respect to any Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary transacts business, in each case maturing within one year after such date;

                  (ii) time deposits and certificates of deposit, including eurodollar time deposits and, with respect to any Foreign Subsidiary, time deposits in the currency of any country in which such Foreign Subsidiary transacts business, of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent)with a maturity date not more than one year from the date of acquisition;

                  (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) above entered into with any bank meeting the qualifications specified in clause (ii) above and organized in the United States;

                  (iv) direct obligations issued by any state of the United States or any political subdivision of any state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating service reasonably acceptable to the Lenders);

                  (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000, or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent), and commercial paper issued by others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Lenders) and in each case maturing within one year after the date of acquisition;

                  (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent);

                  (vii) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $50,000,000 (or its foreign currency equivalent); and

                  (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vii).

            "Casualty" means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

            "Casualty Insurance Policy" means any insurance policy maintained by any Group Company covering losses with respect to Casualties.

            "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any applicable law, rule, regulation or treaty, (ii) any change in any applicable law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

            "Change of Control" means the occurrence of any of the following events:

                  (i) (A) Holdings shall cease to own directly or indirectly 100% of the Common Stock Equity Interests of Intermediate Holdings, on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), (B) the Investor Group shall cease to own directly or indirectly 51% of the outstanding Preferred Stock of Intermediate Holdings, (C) Intermediate Holdings shall cease to own directly or indirectly 100% of the Equity Interests of the Borrower, on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), (D) the Investor Group shall cease to own beneficially (as defined in the Exchange Act), directly or indirectly, at least 51% of the outstanding voting Equity Interests of Holdings, (E) any "person" or "group" (as each such term is defined in the Exchange Act, other than the Sponsor Group, is or becomes the "beneficial owner" (as defined in the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a greater percentage of the voting Equity Interests of Holdings and Preferred Stock of Intermediate Holdings than the percentage of the voting Equity Interests of Holdings and Preferred Stock of Intermediate Holdings then owned beneficially, directly or indirectly, by the Sponsor Group, or (F) the failure at any time of the Investor Group to control, whether through the ownership of voting securities or by contract, a majority of the seats on the board of directors (or persons performing similar functions) of Holdings; or

                  (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors (or persons performing similar functions) of Holdings together with any new members of such board of directors (A) whose elections by such board of directors or whose nominations for election by the equityholders of Holdings was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or by any new directors who were nominated to serve on behalf of the Investor Group or (B) elected or appointed by the Investor Group, cease for any reason to constitute a majority of the directors of Holdings still in office; or

                  (iii) a "change of control" or similar event (as defined in any debt instrument in excess of $5 million) occurs,

            "Closing Date" means the date hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

            "Common Stock" means the common stock of either Holdings, Intermediate Holdings, the Borrower or any of its Subsidiaries.

            "Computer Hardware" means all computer and other electronic data processing hardware of a Credit Party, whether now or hereafter owned, licensed or leased by such Credit Party, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

            "Condemnation" means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation.

            "Condemnation Award" means all proceeds of any Condemnation or transfer in lieu thereof.

            "Consolidated Capital Expenditures" means for any period the aggregate amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures of Holdings and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of Holdings and its Consolidated Subsidiaries for such period (including the amount of assets leased under any Capital Lease), but excluding (to the extent that they would otherwise be included) (i) any such expenditures made for the replacement or restoration of assets in amounts not exceeding the aggregate amount of Insurance Proceeds or Condemnation Award with respect to the asset or assets being replaced or restored, (ii) for purposes of Section 7.14 only, capital expenditures for Permitted Business Acquisitions, (iii) any such expenditures made with proceeds of a Qualifying Equity Issuance, (iv) any such expenditures to the extent Holdings or any of its Consolidated Subsidiaries has received reimbursement in cash from a third party other than Holdings or one or more of its Consolidated Subsidiaries and (v) capitalized interest; provided, however, that Consolidated Capital Expenditures for any fiscal quarter shown on
Schedule 1.01G hereto shall be deemed to equal the applicable amount set forth opposite such fiscal quarter on Schedule 1.01G.

            "Consolidated Cash Interest Expense" means for any period Consolidated Interest Expense that has been paid in cash for such period, or any cash interest that is paid in such period for which the interest expense was accrued in a prior period in accordance with GAAP, other than (to the extent, but only to the extent, included in the determination of Consolidated Interest Expense for such period in accordance with GAAP and paid in cash for such period), (i) amortization of debt discount and debt issuance fees, (ii) any fees (including underwriting fees and expenses paid in connection with the consummation of the Transaction or Permitted Business Acquisitions, (iii) any payments made to obtain Derivatives Agreements, (iv) any agent or collateral monitoring fees paid or required to be paid pursuant to any Finance Document,
(v) the actual or implied interest component of any consulting payments and (vi) annual agency fees, unused line fees and letter of credit fees and expenses paid hereunder; provided, however, that Consolidated Cash Interest Expense for any fiscal quarter shown on Schedule 1.01G hereto shall be deemed to equal the applicable amount set forth opposite such fiscal quarter on Schedule 1.01G.

            "Consolidated Cash Tax Expense" means for any period the aggregate Federal, state, local and foreign income, franchise, state single business unitary and similar taxes that have been paid in cash by Holdings and its Consolidated Subsidiaries for such period; provided, however, that Consolidated Cash Tax Expense for any fiscal quarter shown on Schedule 1.01G hereto shall be deemed to equal the applicable amount set forth opposite such fiscal quarter on Schedule 1.01G.

            "Consolidated Debt" means at any date the Debt of Holdings and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

            "Consolidated EBITDA" means for any period the sum of (i) Consolidated Net Income for such period (excluding therefrom (x) any extraordinary, or non-cash unusual or non recurring items of gain or loss, (y) any gain or loss from discontinued operations and (z) any gain or loss attributable to Asset Dispositions made other than in the ordinary course of business), plus (ii) to the extent not otherwise included in the determination of Consolidated Net Income for such period, all proceeds of business interruption insurance policies, if any, received during such period plus (iii) (without duplication) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense,
(B) provisions for Federal, state, local and foreign income, franchise, state single business unitary and similar taxes, (C) depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and other non-cash charges or expenses (excluding any such non-cash charge to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period), (D) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), (E) non-cash rent expense,
(F) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses of the Borrower incurred as a result of the Transaction, all determined in accordance with GAAP, eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the Acquisition, (G) Transaction related expenditures (including cash charges in respect of strategic market reviews, management bonuses (including payments under the sale bonus program of up to $1,510,000 in the aggregate), early retirement of Debt, restructuring, consolidation, severance or discontinuance of any portion of operations, employees and/or management) described on Schedule 1.01B, (H) expenses incurred by Holdings or any Consolidated Subsidiary to the extent reimbursed in cash by a third party other than Holdings or one or more of its Consolidated Subsidiaries,
(I) fees and expenses in connection with the exchange of the Subordinated Debentures, (J) unrealized losses on Derivatives Agreements, (K) losses from foreign currency adjustments, (L) losses in respect of pension or other post-retirement benefits or pension assets, (M) write-offs of deferred financing costs, (N) expenses in respect of earn-out obligations, (O) any financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related out-of-pocket expenses of the Borrower and its Consolidated Subsidiaries incurred as a result of Permitted Business Acquisitions, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Permitted Business Acquisition and (P) expenses relating to the granting and exercising of management options on or prior to the Closing Date, minus (iv) any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gains, all as determined in accordance with GAAP minus (v) the aggregate amount of cash payments made during such period in respect of any non-cash accrual, reserve or other non-cash charge or expense accounted for in a prior period and not otherwise reducing Consolidated Net Income for such period, provided, however, that Consolidated EBITDA for any fiscal quarter shown on Schedule 1.01G hereto shall be deemed to equal the applicable amount set forth opposite such fiscal quarter on Schedule 1.01G; and provided, further, that Consolidated EBITDA for the fiscal quarter during which the Closing Date occurs shall be calculated on a Pro-Forma Basis by reducing Consolidated Net Income for such quarter by the aggregate amount of management fees payable to the Sponsor in respect of such quarter or which would have been payable in respect of such quarter if the Closing Date had occurred on the first day of such quarter, each such pro-forma reduction to be in the applicable amount shown therefor for such quarter on
Schedule 1.01G.

            For purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, if during such Reference Period (or in the case of pro-forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) any Group Company shall have made an Asset Disposition or a series of Asset Dispositions involving assets comprising all or substantially all of an operating unit of a business or constituting all or substantially all of the common stock of a Subsidiary or made a Permitted Business Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro-Forma Basis, giving effect to projected or anticipated cost savings permitted or required by regulations S-X or S-K under the Securities Act or otherwise agreed to by the Senior Lenders and the Lenders in their reasonable discretion after consultation with the Borrower.

            "Consolidated Fixed Charges" means, for any period, the sum of (i) Consolidated Cash Interest Expense for such period plus (ii) Consolidated Scheduled Debt Payments for such period plus (iii) Consolidated Cash Tax Expense for such period.

            "Consolidated Funded Debt" means at any date the Funded Debt of Holdings and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, for any period, the total interest expense, whether paid or accrued in such period and whether or not capitalized in such period, (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs in respect of Derivatives Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of Holdings and its Consolidated Subsidiaries), net of interest income, in each case determined on a consolidated basis for such period.

            "Consolidated Net Income" means, for any period, the net income (or net loss) after taxes of Holdings and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income for any period (i) the income (or loss) of any Person in which any other Person (other than Holdings or any of its Wholly-Owned Consolidated

Subsidiaries) has an ownership interest, except to the extent that any such income is actually received in cash by Holdings or such Wholly-Owned Consolidated Subsidiary in the form of Restricted Payments during such period,
(ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of Holdings or is merged with or into or consolidated with Holdings or any of its Consolidated Subsidiaries or that Person's assets are acquired by Holdings or any of its Consolidated Subsidiaries, except as provided in the definitions of Consolidated EBITDA and "Pro-Forma Basis" herein and (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of Restricted Payments or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

            "Consolidated Scheduled Debt Payments" means, for any period, the sum of all scheduled payments of principal on the Subordinated Debentures and all other Consolidated Funded Debt (including, without limitation, the principal component of Capital Lease Obligations and Purchase Money Debt) paid or payable during such period), but excluding payments due on Revolving Loans and Swingline Loans (each under and as defined in the Senior Credit Agreement and as modified in accordance with the terms of the Senior Credit Agreement) during such period; provided that Consolidated Scheduled Debt Payments for any period shall not include voluntary prepayments of Consolidated Funded Debt, mandatory prepayments of the Term B Loans (under and as defined in the Senior Credit Agreement and as modified in accordance with the terms of the Senior Credit Agreement) pursuant to Section 2.09(b) of the Senior Credit Agreement and as modified in accordance with the terms of the Senior Credit Agreement or other mandatory prepayments (other than by virtue of scheduled amortization) of Consolidated Funded Debt (but Consolidated Scheduled Debt Payments for a period shall be adjusted to reflect the effect on scheduled payments of principal for such period of the application of any prepayments of Consolidated Funded Debt during or preceding such period); provided, however, that Consolidated Scheduled Debt Payments for any fiscal quarter shown on Schedule 1.01G hereto shall be deemed to equal the applicable amount set forth opposite such fiscal quarter on Schedule 1.01G.

            "Consolidated Subsidiary" means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

            "Consolidated Total Assets" means at any date the total consolidated assets of Holdings and its Consolidated Subsidiaries determined as of such date.

            "Copyright" means any of the following, whether now existing or hereafter arising, created or acquired: (i) all common law and/or statutory rights in all copyrightable subject matter under the laws of the United States or any other country (whether or not the underlying works of authorship have been published); (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental, derivative or collective work registrations and pending applications for registrations in the United States Copyright Office or any other country; (iii) all computer programs, web pages, computer data bases and computer program flow diagrams, including all source codes and object codes related to any or all of the foregoing; (iv) all tangible property embodying or incorporating any or all of the foregoing, whether in completed form or in some lesser state of completion, and all masters, duplicates, drafts, versions, variations and copies thereof, in all formats; (v) all claims for, and rights to sue for, past, present and future infringement of any of the foregoing; (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Copyright Licenses in connection therewith; (vii) all rights in any of the foregoing, whether arising under the laws of the United States or any foreign country or otherwise, to copy, record, synchronize, broadcast, transmit, perform and/or display any of the foregoing or any matter which is the subject of any of the foregoing in any manner and by any process now known or hereafter devised; and (viii) the name and title of each Copyright item and all rights of any Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition, anti-cybersquatting and/or the rules and principles of any other applicable statute, common law or other rule or principle of law now existing or hereafter arising.

            "Copyright License" means any agreement now or hereafter in existence granting to any Credit Party any rights, whether exclusive or non-exclusive, to use another Person's copyrights or copyright applications, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Copyright, whether or not registered.

            "Credit Party" means each of Holdings, Intermediate Holdings, the Borrower and each Subsidiary Guarantor, and "Credit Parties" means any combination of the foregoing.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than trade accounts and accrued expenses arising in the ordinary course of business), (v) the Attributable Debt of such Person in respect of Capital Lease Obligations,
(vi) (other than the Management Put Rights up to a maximum aggregate amount of $8,000,000) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property and which mature or otherwise become non-contingent on or prior to 90 days after the Maturity Date, (vii) all non-contingent obligations (and, solely for purposes of Section 7.01 and Section 8.01(e), all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (viii) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of any Debt of others that constitutes Debt of such Person solely by reason of this clause
(viii) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties or assets subject to such Lien, (ix) all Guaranty Obligations of such Person in respect of Debt of another Person, (x) all Debt Equivalents of such Person, (xi) all Derivatives Obligations of such Person (determined at their then respective Derivatives Termination Values) and (xii) the Debt of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such person shall not be liable therefore; provided (i) Debt shall not include (x) earn out obligations until matured or earned or employee consulting agreements and (y) for the purposes only of Section 7.17, the Derivatives Termination Value, and (ii) that the amount of any Limited Recourse Debt of any Person shall be equal to the lesser of (A) the aggregate principal amount of such Limited Recourse Debt for which such Person provides credit support of any kind (including any undertaking agreement or instrument that would constitute Debt), is directly or indirectly liable as a guarantor or otherwise or is the lender and (B) the fair market value of any assets securing such Debt or to which such Debt is otherwise recourse.

            "Debt Equivalents" of any Person means any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control but only to the extent such an event occurs), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Debt or Debt Equivalents or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in each case, in whole or in part, on or prior to the first anniversary of the latest of the Maturity Date.

            "Debt Issuance" means the issuance by any Group Company of any Debt.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Derivatives Agreement" means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and
(ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

            "Derivatives Obligations" of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding) of such Person in respect of any Derivatives Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

            "Derivatives Termination Value" means, at any date and in respect of any one or more Derivatives Agreements, after taking into account the effect of any legally enforceable netting agreements relating to such Derivatives Agreements, (i) for any date on or after the date such Derivatives Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Derivatives Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Agreements (which may include any Lender).

            "Dollars" and the sign "$" means lawful money of the United States of America.

            "Domestic Subsidiary" means with respect to any Person each Subsidiary of such Person which is incorporated under the laws of the United States or any state thereof, and the District of Columbia, and "Domestic Subsidiaries" means any two or more of them.

            "Employee Benefit Arrangements" means, in any jurisdiction, the benefit schemes or arrangements in respect of any employees or past employees operated by any Group Company or in which any Group Company participates and which provide benefits on retirement, ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits.

            "Environmental Laws" means all Laws relating in any way to the protection of the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Group Company directly or indirectly resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the release or threatened release of any Hazardous Material into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Equivalents" means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

            "Equity Interests" means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.

            "Equity Issuance" means (i) any sale or issuance by any Group Company to any Person other than Holdings or a Subsidiary of Holdings of any Equity Interests or any Equity Equivalents (other than any such Equity Equivalents that constitute Debt) and (ii) the receipt by any Group Company of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of any Group Company, from any Person other than Holdings or a Subsidiary of Holdings.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any rule or regulation issued thereunder.

            "ERISA Affiliate" means each business or entity which is or was a member of a "controlled group of corporations", under "common control" or a member of an "affiliated service group" with a Group Company within the meaning of Section 414(b), (c) or (m) of the Code, or required or was required to be aggregated with a Group Company under Section 414(o) of the Code or is or was under "common control" with a Group Company, within the meaning of Section 4001(a)(14) of ERISA.

            "ERISA Event" means:

                  (i) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;

                  (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11),
      (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

                  (iii) (x) the failure to meet the minimum funding standard of
      Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412(d) of the Code), the application for a minimum funding waiver under Section 303 of ERISA with respect to any Plan, or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan; or (y) the failure to make any required contribution to a Multiemployer Plan;

                  (iv) the incurrence of any material liability by a Group Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of

      ERISA), or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such material liability by a Group Company or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of a Group Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the Code or to Section 401(a)(29) or 412 of the Code;

                  (v) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee by the PBGC to administer, any Plan;

                  (vi) the withdrawal of a Group Company or ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any material liability therefor, or the receipt by a Group Company or ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

                  (vii) the imposition of material liability (or the reasonable expectation thereof) on a Group Company or ERISA Affiliate pursuant to
      Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

                  (viii) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against a Group Company in connection with any Plan;

                  (ix) the receipt from the United States Internal Revenue Service of notice of the failure of any Plan (or any Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under
      Section 501(a) of the Code, and, with respect to Multiemployer Plans, notice thereof to any Group Company; or

                  (x) the establishment or amendment by a Group Company of any Welfare Plan that provides post-employment welfare benefits in a manner that would increase the liability of a Group Company.

            "Event of Default" has the meaning set forth in Section 8.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Excluded Taxes" means with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) income or franchise taxes imposed on (or measured by) its net income by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (iii) in the case of the Loan with respect to any Lender (other than an Eligible Assignee pursuant to a request by a Borrower under Section 2.10(d)), any withholding tax imposed by the jurisdiction in which the Borrower is located that is (A) imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or (B) is attributable to such Lender's failure to comply (other than as a result of a Change in Law) with
Section 3.01(d), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Sections 3.01(a).

                  "Exempt Deposit Accounts" means each all deposit accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Credit Parties and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Credit Parties and all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts.

            "Fee Letter" means the fee letter dated February 14, 2004 between Allied Capital and AcquisitionCo.

            "Fixed Charge Coverage Ratio" means, for any period, the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for such period plus the aggregate amount of Consolidated Capital Expenditures for such period (exclusive of the portion thereof financed with (A) Capital Leases, Purchase Money Debt or other Debt (exclusive of Senior Debt) permitted by Section 7.01 incurred during such period or any Qualifying Equity Issuance or (B) Net Cash Proceeds of Asset Dispositions received during such period and not required to be applied to repay or cash collateralize Senior Debt).

            "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained or formerly established or maintained outside the United States by any Group Company primarily for the benefit of employees of any Group Company residing outside the United States, which plan, fund or other similar program provides or provided, or results or resulted in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" means with respect to any Person any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

            "Funded Debt" means, with respect to any Person, all Debt (including current maturities) of such Person (including, in respect of the Credit Parties, the Obligations) that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligations the lender or lenders to extend credit during a period of more than one year after such date.

            "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which Holdings' independent public accountants have concurred) with the most recent audited consolidated financial statements of Holdings and its Consolidated Subsidiaries previously delivered to the Lenders.

            "Government Acts" has the meaning set forth in Section 2.05(q)(i).

            "Governmental Authority" means any federal, state, local, provincial or foreign government, authority, agency, central bank, quasi-governmental or regulatory authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

            "Group Company" means any of Holdings, Intermediate Holdings, the Borrower or their respective Subsidiaries (regardless of whether or not consolidated with Holdings or the Borrower for purposes of GAAP), and "Group Companies" means all of them, collectively.

            "Guarantor" means each of Holdings, Intermediate Holdings and each Subsidiary Guarantor.

            "Guaranty" means the Guaranty, substantially in the form of Exhibit B hereto, by Acquisition Co., Holdings, Intermediate Holdings, the Borrower and the Subsidiary Guarantors in favor of the Lenders, as the same may be amended, modified or supplemented from time to time.

            "Guaranty Obligation" means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Debt or other obligation of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent,
(i) to purchase any such Debt or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt or other obligation of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or other obligation or (iv) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect thereof, it being understood and agreed that indemnification and similar reimbursement obligations entered into in the ordinary course of business in favor of the obligor on any such Debt or other obligation which are not enforceable by any holder of such Debt or other obligation and which do not otherwise constitute Debt hereunder shall not be deemed to constitute Guaranty Obligations for purposes of this Agreement and the other Subordinated

Debenture Documents. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the lesser of the outstanding principal amount or maximum principal amount of the Debt or other obligation in respect of which such Guaranty Obligation is made.

            "Harbour Vest" means Harbour Vest Partners VI - Direct Fund, L.P., a Delaware limited partnership.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, or environmental contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environment Law.

            "Holdings" means The Hillman Companies, Inc., a Delaware corporation, and its successors.

            "Holdings Stockholder Agreement" means the stockholders' agreement dated as of the date hereof among Holdings and the Investor Group as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and this Agreement.

            "Indemnified Liabilities" has the meaning set forth in Section 9.05.

            "Indemnitee" has the meaning set forth in Section 9.05.

            "Insignificant Subsidiaries" means (i) as of the Closing Date, the Subsidiaries of Holdings listed on Schedule 1.01F hereto and, thereafter, (ii) any Subsidiary of Holdings which is formed or acquired after the Closing Date and designated as such by the Borrower; provided, however, that no Subsidiary of Holdings may remain, or be designated, as an Insignificant Subsidiary if the assets of such Subsidiary, when taken together with the assets of the other Insignificant Subsidiaries at such time exceed the lesser of (i) 3% Consolidated Total Assets or (ii) $7,500,000 in asset value.

            "Insurance Proceeds" means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

            "Intellectual Property" means all Patents, Trademarks, Copyrights, Software, Licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, confidential or proprietary technical and business information, know-how, show-how, domain names, mask works, customer lists, vendor lists, subscription lists, data bases and related documentation, registrations, franchises and all other intellectual or other similar property rights.

            "Interest Coverage Ratio" means for any period the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for such period.

            "Interest Payment Date" means the 15th day of each April, July, October and January and the Maturity Date.

            "Intermediate Holdings" means Hillman Investment Company, a Delaware incorporated company.

            "Intermediate Holdings Stockholder Agreement" means the stockholders' agreement dated as of the date hereof among Intermediate Holdings, Holdings and the Investor Group as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and this Agreement.

            "Investment" in any Person means (i) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, time deposits or other securities of such Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits made in connection with the purchase of equipment or inventory in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including by way of Guaranty Obligations of any Debt or other obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person or any release, cancellation, compromise or forgiveness in whole or in part of any Debt owing by such Person. The outstanding amount of any Investment shall be deemed to equal the difference of (i) the aggregate initial amount of such Investment less (ii) all returns of principal thereof or capital with respect thereto and all dividends and other distributions of income received in respect thereof and all liabilities expressly assumed by another Person (and with respect to which Holdings and its Subsidiaries, as applicable, shall have received a novation) in connection with the sale of such Investment.

            "Investor Group" means the Sponsor Group, the OTPP, Harbour Vest, the Management Group and certain other investors identified to Allied Capital prior to the Closing Date.

            "Investor Preferred Equity Issuance" means the $60,000,000 non-convertible accreting preferred stock of Intermediate Holdings issued to the Investor Group.

            "Junior Debentures" mean the junior subordinated debentures issued by Holdings to The Hillman Group Capital Trust (the "Junior Debentures Lenders") pursuant to the Junior Debentures Indenture, as such Junior Debentures may be amended, modified or supplemented from time to time in accordance with the provisions thereof and the limitations set forth herein.

            "Junior Debentures Documents" means the Junior Debentures Indenture, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Junior Debentures, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

            "Junior Debentures Indenture" means the indenture dated September 5, 1997 between Holdings and The Bank of New York as the trustee, as such Junior Debentures Indenture may be amended, modified or supplemented from time to time.

            "Law" means any international, foreign, Federal, state or local statute, treaty, rule, guideline, regulation, ordinance, code, or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

            "Leaseholds" means with respect to any Person all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lenders" means, collectively, Allied Capital and each Eligible Assignee that becomes a Lender pursuant to Section 9.06(b) and their respective successors.

            "Leverage Ratio" means on any day the ratio of (i) Consolidated Funded Debt as of such date, less the aggregate amount outstanding under the Junior Debentures and Subordinated Seller Paper, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of Holdings ended on, or most recently preceding, such day.

            "License" means any Patent License, Trademark License, Copyright License Software License or other license or sub-license of rights in intellectual property.

            "Lien" means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other) or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction). Solely for the avoidance of doubt, neither the filing of a Uniform Commercial Code financing statement that is a protective lease filing in respect of an operating lease that does not constitute a security interest in the leased property or otherwise give rise to a Lien nor the filing of a Uniform Commercial Code financing statement in respect of consigned goods that does not constitute a security interest in the consigned goods or otherwise give rise to a Lien shall constitute a Lien solely on account of being filed in a public office.

            "Limited Recourse Debt" means with respect to any Persons, Debt to the extent: (i) such Person (A) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt),
(B) is not directly or indirectly liable as a guarantor or otherwise or (C) does not constitute the lender; and (ii) no default with respect thereto would permit upon notice, lapse of time or both any holder of any other Debt (other than the Senior Debt) of such Person to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

            "Loan" has the meaning set forth in Article II.

            "Management Agreement" means the Management Service Agreement dated as of the date hereof between CHS Management IV, L.P. and The Hillman Group, Inc. as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of this Agreement

            "Management Group" means the Persons identified on Schedule 1.01D.

            "Management Put Rights" means the rights of certain members of management of Holdings or its Subsidiaries to put Equity Interests of Holdings and Intermediate Holding to Holdings pursuant to the Executive Securities Agreement dated as of the date hereof between HCI Acquisition Corp. and each such member of management.

            "Margin Stock" means "margin stock" as such term is defined in Regulation U.

            "Material Adverse Effect" means (i) any material adverse effect upon the business, operations, assets, condition (financial or otherwise) liabilities (contingent or otherwise) or prospects of Holdings and its Consolidated Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of a Credit Party to consummate the transactions contemplated hereby to occur on the Closing Date or (iii) a material impairment of the rights and remedies of the Lenders in the aggregate under any Senior Finance Document.

            "Maturity Date" means September 30, 2011.

            "Merger" means the merger of HCI Acquisition Corp. with and into Holdings pursuant to, and in accordance with the terms of, the Acquisition Documents, with Holdings as the surviving entity of said merger.

            "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Lenders may select.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 3(37) or 4001(a)(3) of ERISA.

            "Net Cash Proceeds" has the meaning set forth in the Senior Credit Agreement.

            "Obligations" means with respect to each Credit Party, without duplication:

                  (i) in the case of Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding) on the Loan, or any Subordinated Debenture issued pursuant to, this Agreement or any other Subordinated Debenture Document;

                  (ii) all fees, expenses, indemnification obligations, foreign currency exchange obligations and other amounts of whatever nature now or hereafter payable by such Credit Party (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Credit Party, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding) pursuant to this Agreement or any other Subordinated Debenture Document;

                  (iii) all expenses of the Lenders as to which the Lenders have a right to reimbursement by such Credit Party under Section 9.04 of this Agreement or under any other similar provision of any other Subordinated Debenture Document;

                  (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Credit Party under
      Section 9.05 of this Agreement or under any other similar provision of any other Subordinated Debenture Document; and

                  (v) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to this Agreement, the Guaranty or any other Subordinated Debenture Document;

            together in each case with all renewals, modifications, consolidations or extensions thereof.

            "Operating Lease" means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

            "Other Taxes" has the meaning set forth in Section 3.01(b).

            "OTPP" means the Ontario Teachers' Pension Plan Board.

            "OTPP Side Letter" means the letter from Sponsor to Teabar Capital Corporation dated as of the date hereof in respect of certain fees payable to Teabar Capital Corporation in connection with the Transaction.

            "Patent" means any of the following: (i) all letters patent and design letters patent of the United States or any other country; (ii) all applications filed or in preparation for filing for letters patent and design letters patent of the United States or any other country including, without limitation, applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or political subdivision thereof; (iii) all reissues, divisions, continuations, continuations-in-part, revisions, renewals or extensions thereof; (iv) all claims for, and rights to sue for, past, present or future infringement of any of the foregoing; (v) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Patent Licenses in connection therewith; and (vi) all rights corresponding to any of the foregoing whether arising under the laws of the United States or any foreign country or otherwise.

            "Patent License" means any agreement now or hereafter in existence granting to any Credit Party any right, whether exclusive or non-exclusive, with respect to any Person's patent or any invention now or hereafter in existence, whether or not patentable, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, with respect to any Patent or any invention now or hereafter in existence, whether or not patentable and whether or not a Patent or application for Patent is in or hereafter comes into existence on such invention.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

            "Permit" means any license, permit, franchise, right or privilege, certificate of authority or order, or any waiver of the foregoing, issued or issuable by any Governmental Authority.

            "Permitted Business Acquisition" means a Business Acquisition; provided that:

                  (i) the Equity Interests or property or assets acquired in such acquisition relate to a line of business similar to the business of the Borrower or any of its Subsidiaries engaged in on the Closing Date or reasonably related or ancillary or complimentary thereto;

                  (ii) the representations and warranties made by the Credit Parties in each Subordinated Debenture Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date);

                  (iii) the Lenders shall have received all items in respect of the Equity Interests or property or assets acquired in such acquisition (and/or the seller thereof) required to be delivered by Section 6.10;

                  (iv) in the case of an acquisition of the Equity Interests of another Person, (A) except in the case of the incorporation of a new Subsidiary, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (B) the Equity Interests so acquired shall constitute 100% of the total Equity Interests of the issuer thereof (it being understood that, subject to the limitations set forth in Section 7.06(a)(x) and other provisions of this Agreement, the foregoing restriction shall not prohibit the acquisition of a Person which itself has non-Wholly-Owned Subsidiaries);

                  (v) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition, and Holdings shall have delivered to the Lenders a Pro-Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro-Forma Basis (with pro-forma adjustments reasonably satisfactory to the Lenders), (A) Holdings shall be in compliance with all of the financial covenants set forth in Section 7.17 hereof as of the last day of the most recent 12 month period which precedes or ends on the date of such acquisition and with respect to which the Lenders have received the consolidated financial information required under Section 6.01(a) and (b) and the certificate required by Section 6.01(d) and (B) the Leverage Ratio as of the last day of such period shall not be greater than the ratio set forth below opposite the period during which such period ends:

FISCAL QUARTERS ENDED DURING                             RATIO
----------------------------                          -----------
Closing Date through 3/31/05                          4.65 to 1.0
  4/01/05 through 9/30/05                             4.50 to 1.0
  10/01/05 through 3/31/06                            4.25 to 1.0
  4/01/06 through 9/30/06                             4.00 to 1.0
  10/01/06 through 6/30/07                            3.75 to 1.0
  7/01/07 through 6/30/08                             3.50 to 1.0
  1/01/09 through 12/31/09                            2.75 to 1.0
  1/01/10 through 12/31/10                            2.25 to 1.0
  1/01/11 through 3/31/11                             2.00 to 1.0

      ; and

                  (vi) the aggregate consideration (including cash, earn-out payments (to the extent required to be reserved for under GAAP), assumption and/or incurrence of Debt and non-cash consideration for all such acquisitions occurring after the Closing Date) shall not exceed $60,000,000; provided that (A) the aggregate amount of Debt incurred and assumed in connection with all such acquisitions shall not exceed $40,000,000 plus $10,000,000 permitted to be incurred under Section 7.01(xvii) and (B) any incurrence of Debt in connection with such acquisitions shall be permitted under Section 7.01(xi) or (xvii) and any assumption of Debt in connection with such acquisitions shall be permitted under Section 7.01(iv).

            "Permitted Encumbrances" means (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies (each as defined in the Senior Credit Agreement) in respect thereof and found, (ii) zoning, building codes, land use and other similar laws and municipal ordinances which are not violated in any material respect by the existing improvements and the present use by the mortgagor of the Premises (as defined in the Senior Credit Agreement), (iii) such other items to which the Lenders may consent (such consent not to be unreasonably withheld) and (iv) encumbrances, right of way and other matters affecting title to any Mortgaged Property that would not have a Material Adverse Effect.

            "Permitted Joint Venture" means a joint venture, in the form of a corporation, limited liability company, business trust, joint venture, association, company or partnership, entered into by the Borrower or any of its Subsidiaries which (i) is engaged in a line of business related, ancillary or complementary to those engaged in by the Borrower and its Subsidiaries and (ii) is formed or organized in a manner that limits the exposure of the Borrower and its Subsidiaries for the liabilities thereof to (A) the Investments of the Borrower and its Subsidiaries therein permitted under Section 7.06(a)(xvii) and
(B) any Debt of any Permitted Joint Venture or any Guaranty Obligations by the Borrower or any of its Subsidiaries in respect of such Debt, which Debt or Guaranty Obligations are permitted at the time under Section 7.01.

            "Permitted Liens" has the meaning set forth in Section 7.02.

            "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "PIK Amount" has the meaning set forth in the Subordinated
Debentures.

            "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained or formerly maintained by or contributed or formerly contributed to by any Group Company or any ERISA Affiliate, including a Multiemployer Plan.

            "Preferred Stock" means, as applied to the Equity Interests of a Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.

            "Pro-Forma Basis" means, for purposes of calculating compliance of any transaction with any provision hereof, that the transaction in question shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of Holdings which precedes or ends on the date of such transaction and with respect to which the Lenders have received the financial information for Holdings and its Consolidated Subsidiaries required under Section 6.01(a) and (b), as applicable, and the certificate required by
Section 6.01(d) for such period. As used in this definition, "transaction" means
(i) any incurrence or assumption by a Group Company of Attributable Debt in respect of a Sale/Leaseback Transaction under Section 7.13, (ii) any Permitted Business Acquisition referred to in Section 7.06(a)(xiii) or in clause (v) of the definition of "Permitted Business Acquisition" set forth in Section 1.01,
(iii) any Asset Disposition referred to in Section 7.05(xiv), (iv) any computation of Consolidated EBITDA under the circumstances contemplated by the second sentence of the definition thereof, or (v) Equity Issuances requiring prepayment under Section 2.09(b)(v) of the Senior Credit Agreement, and any related repayment of Debt. In connection with any calculation of the financial covenants set forth in Section 7.17 upon giving effect to a transaction on a "Pro-Forma Basis", (i) any Debt incurred or any Equity Interests issued, and any related repayment of Debt, by Holdings or any of its Subsidiaries in connection with such transaction (or any other transaction which occurred during the relevant four fiscal quarter period) shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period, (ii) if such Debt has a floating or formula rate, then the rate of interest for such Debt for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of such calculations
(iii) income statement items (whether positive or negative) attributable to all property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction has occurred as of the first day of the relevant four-fiscal-quarter period, (iv) such other pro forma adjustments which would be permitted or required by Regulation S-X or S-K under the Securities Act shall be taken into account and
(v)
such other adjustments as may be reasonably agreed between the Borrower and the Lenders shall be taken into account.

            "Pro-Forma Compliance Certificate" means a certificate of the chief financial officer or chief accounting officer of Holdings delivered to the Lenders in connection with any "transaction" as defined in the definition of "Pro-Forma Basis" above and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro-Forma Basis, of the Interest Coverage Ratio and the Leverage Ratio as of the last day of the most recent period of four consecutive fiscal quarters of Holdings which precedes or ends on the date of the applicable transaction and with respect to which the Lenders shall have received the consolidated financial information for Holdings and its Consolidated Subsidiaries required under Section 6.01(a) or (b), as applicable, and the certificate required by Section 6.01(d) for such period.

            "Purchase Money Debt" means Debt of Holdings or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of Holdings or such Subsidiary; provided that such Debt is incurred within 120 days after such property is acquired or, in the case of improvements, constructed.

            "Qualifying Equity Issuance" means (i) any Equity Issuance by Holdings or Intermediate Holdings to, or any receipt by Holdings or Intermediate Holdings of a capital contribution from, the Investor Group and any other Person holding Equity Interests, directly or indirectly, of Holdings or Intermediate Holdings on the Closing Date and any subsequent holders of preemptive rights in respect of Equity Interests of Holdings or Intermediate Holdings, the Net Cash Proceeds of which are contributed immediately, directly or indirectly, to the common equity of the Borrower, (ii) grants of stock of Holdings or Preferred Stock of Intermediate Holdings or options to acquire stock of Holdings or Preferred Stock of Intermediate Holdings to the management of Holdings and its Subsidiaries, and (iii) the issuance by Holdings or Intermediate Holdings for cash of its common Equity Interests to the Sponsor Group or any other Person if:
(A) 100% of the proceeds of such issuance shall be immediately contributed, directly or indirectly, by Holdings or Intermediate Holdings (as the case may be) to the Borrower; (B) after giving effect thereto, no Change of Control shall have occurred; (C) such stock shall be issued in a private placement exempt from registration under the Securities Act; (D) the proceeds thereof shall be used (without duplication) only (w) to make Consolidated Capital Expenditures, (x) to make Permitted Business Acquisitions pursuant to Section 7.06(a)(xiii), Investments in Permitted Joint Ventures pursuant to Section 7.06(a)(xvii) and other Investments pursuant to Section 7.06(a)(xxi), (y) to repay Debt of the Borrower and its Subsidiaries or (z) to make Restricted Payments pursuant to
Section 7.07(viii), and in any event the proceeds thereof shall not be used to repay any Subordinated Debt or to make any Restricted Payment other than Restricted Payments expressly permitted pursuant to Section 7.07(viii); (E) within five Business Days after such issuance, Holdings or Intermediate Holdings (as the case may be) shall have delivered to the Lenders a certificate of the chief financial officer or chief accounting officer of Holdings (in each case) attesting to the satisfaction of the foregoing conditions, describing the uses of the proceeds of such issuance and attesting that such use shall not constitute a Default or an Event of Default; and (F) such proceeds shall be used within 30 days after such issuance as described in such certificate.

            "Real Property" means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Refinanced Agreements" means those instruments, documents and agreements listed on Schedule 1.01C.

            "Register" has the meaning set forth in Section 9.06(d).

            "Regulation D, T, U or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

            "Regulation S-X" means Regulation S-X under the Securities Act, as amended, or any successor regulation.

            "Reinvestment Funds" means, with respect to any Insurance Proceeds or any Condemnation Award, that portion of such funds as shall, according to a certificate of a Responsible Officer of Holdings delivered to the Lenders within 30 days after an executive officer of Holdings becoming aware of the occurrence of the Casualty or Condemnation giving rise thereto, be reinvested or contractually committed to be reinvested within one year after the date of receipt of such Insurance Proceeds or Condemnation Award in the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation or in other tangible assets of a like nature used or useful in the ordinary course of business of the Borrower and its Subsidiaries; provided that (i) the aggregate amount of such proceeds with respect to any such event or series of related events shall not exceed $5,750,000 without the prior written consent of the Lenders, (ii) such certificate shall be accompanied by evidence reasonably satisfactory to the Lenders that any property subject to such Casualty or Condemnation has been or will be repaired, restored or replaced to, or better than, its condition immediately prior to such Casualty or Condemnation, or that such Insurance Proceeds or Condemnation Awards have otherwise been reinvested in tangible assets of a like nature used or useful in the ordinary course of business of Holdings and its Subsidiaries, and (iii) from and after the date of delivery of such certificate, Holdings or one or more of its Subsidiaries shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation or otherwise reinvest such Insurance Proceeds or Condemnation Awards as described in such certificate; and provided, further, that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Senior Debt in accordance with Section 2.09(b) of the Senior Credit Agreement; and provided, further, that any funds not so reinvested within such one year period shall immediately be applied to the payment of the Senior Debt in accordance with
Section 2.09(b) of the Senior Credit Agreement.

            "Responsible Officer" means the chief executive officer, president, senior vice president, vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

            "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successor or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Lenders may select.

            "Sale/Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to Holdings or any of its Subsidiaries of any property, whether owned by Holdings or any of its Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by Holdings or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Sellers" means the Optionholders and Stockholders, each as defined under the Acquisition Agreement.

            "Senior Credit Agreement" means the Credit Agreement dated as of the date hereof, by and among the Credit Parties and the lender parties thereto, as the same may be amended, supplemented, renewed, replaced, refinanced, extended or otherwise modified from time to time and any one or more agreements renewing, replacing, extending or refinancing all or any of the debt or commitments thereunder, but only in each case to the extent permitted by the Subordination Agreement.

            "Senior Debt" means all obligations, liabilities and indebtedness now or hereafter existing, whether fixed or contingent, and whether for principal of, premium (if any), interest (including, without limitation, interest accruing at the rates set forth in the Senior Debt Documents after the commencement of any Proceeding (as defined in the Subordination Agreement) by the Credit Parties, whether or not allowed or allowable as a claim in any such proceeding), fees, expenses, indemnifications, reimbursement obligations or otherwise, under the Senior Debt Documents or any Derivatives Agreement related to the Senior Obligations (as defined in the Senior Credit Agreement), whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, together in each case with all renewals, extensions, increases or rearrangements thereof; provided, however, that in no event shall the principal amount of the Senior Debt exceed $300,000,000 as reduced by the amount of any scheduled principal amortization payments to the extent paid in cash (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing (as defined in the Subordination Agreement)). Senior Debt under the Senior Debt Documents shall continue to constitute Senior Debt for all purposes hereof, notwithstanding that such Senior Debt or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the Bankruptcy Code (as defined in the Subordination Agreement) or any similar federal or state law for the relief of debtors or other applicable insolvency law or equitable principles (i) as a claim for unmatured interest, (ii) as a fraudulent transfer or conveyance or (iii) otherwise. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding. Notwithstanding any provision to the contrary, in no event shall any Debt held, directly or indirectly, by any member of the Sponsor Group be deemed "Senior Debt".

            "Senior Finance Documents" means the Senior Credit Agreement, each Derivatives Agreement between one or more Credit Parties and a Derivatives Creditor (as defined in the Subordination Agreement) and all other related agreements and documents (including any Notes issued thereunder) issued or delivered hereunder or thereunder or pursuant hereto or thereto, in each case as the same may be amended, modified or supplemented from time to time.

            "Senior Lenders" means the lenders providing the Senior Debt under the Senior Credit Agreement, but in no event shall include any member of the Sponsor Group.

            "Software" means all "software" (as defined in the UCC), and also means and includes all software programs, whether now or hereafter owned, licensed or leased by a Credit Party, designed for use on Computer Hardware, including, without limitation, all operating system software, utilities and application programs in whatever form and whether or not embedded in goods, all source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever, all firmware associated with any of the foregoing all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing, and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

            "Software License" means any agreement (including any agreement constituting a Copyright License, Patent License and/or Trademark License) now or hereafter in existence granting to any Credit Party any right, whether exclusive or non-exclusive, to use another Person's Software, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Software, whether or not subject to any registration.

            "Solvent" means, with respect to any Person as of a particular date, that on such date (i) such Person is able generally to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value (determined in accordance with the United States Bankruptcy Code) of the assets of such Person is greater than the total amount of liabilities, including, without limitation, probable liabilities, of such Person and (v) the present fair value (i.e., the amount that may be realized within a commercially reasonable time either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessman from a buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed the amount that will be required to pay the probable liability on such Person's existing debts as they become absolute and matured. For purposes of this definition, "debt" means any legal liability, whether matured, unmatured, liquidated or unliquidated, absolute, fixed or contingent, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is an equitable remedy, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            "Sponsor" means Code Hennessy & Simmons LLC and Code Hennessy & Simmons IV, LP, collectively, and their respective successors.

            "Sponsor Group" means the Sponsor and any of its Subsidiaries or Affiliates.

            "Stockholder Agreements" means the Holdings Stockholder Agreement and the Intermediate Holdings Stockholder Agreement.

            "Subordinated Debentures" means the subordinated debentures substantially in the form of Exhibit D hereto issued by the Borrower in favor of the Lenders pursuant to this Agreement, as such Subordinated Debentures may be amended, modified or supplemented from time to time in accordance with the limitations set forth herein.

            "Subordinated Debentures Documents" means this Agreement, the Subordinated Debentures, the Subordination Agreement, the Guaranty, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Subordinated Debentures, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

            "Subordinated Debt" of any Person means (i) the Junior Debentures and (ii) all other Debt (A) the principal of which by its terms is not required to be repaid, in whole or in part, before the first anniversary of the Maturity Date, (B) is contractually or structurally subordinated in right of payment to such Person's indebtedness, obligations and liabilities to the Lenders under the Subordinated Debenture Documents pursuant to payment and subordination provisions reasonably satisfactory in form and substance to the Lenders and (C) is issued pursuant to credit documents having covenants, subordination provisions and events of default that are reasonably satisfactory in form and substance to the Lenders but that in no event are less favorable, including with respect to rights of acceleration, to such Person than the terms hereof.

            "Subordinated Seller Paper" means unsecured Subordinated Debt of Holdings which (i) is issued to a seller of assets or a Person the subject of a Permitted Business Acquisition in a transaction permitted by this Agreement,
(ii) by its terms does not require the
payment of interest in cash or Cash Equivalents until a date on or after the first anniversary of the Maturity Date, and (iii) is issued on terms, covenants and conditions satisfactory in all respects to the Lenders. For the avoidance of doubt, "Subordinated Seller Paper" shall not include the Subordinated Debentures.

            "Subordination Agreement" means that certain Subordination and Intercreditor Agreement of even date among the Credit Parties, Allied Capital, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., as Agent for all Senior Lenders party to the Senior Credit Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement

            "Subsidiary" means with respect to any Person any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, association or other business entity.

            "Subsidiary Guarantor" means each Subsidiary of Holdings existing on the Closing Date (other than a Foreign Subsidiary) and each Subsidiary of Holdings (other than a Foreign Subsidiary) that becomes a party to the Guaranty after the Closing Date by execution of an Accession Agreement referring to the Guaranty or otherwise, and "Subsidiary Guarantors" means any two or more of them.

            "Synthetic Lease Obligation" means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

            "Target" means The Hillman Companies, Inc., a Delaware corporation (prior to the consummation of the Merger).

            "Taxes" has the meaning set forth in Section 3.01.

            "Trademark" means any of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, certification marks, collective marks, brand names and trade dress which are or have been used in the United States or in any state, territory or possession thereof, or in any other place, nation or jurisdiction, along with all prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law;
(ii) the goodwill of the business symbolized thereby or associated with each of the foregoing; (iii) all registrations and applications in connection therewith, including, without limitation, registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, (iv) all reissues, extensions and renewals thereof; (v) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing; (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including, without limitation, damages and payments for past, present or future infringements thereof and payments and damages under all Trademark Licenses in connection therewith; and (vii) all rights corresponding to any of the foregoing whether arising under the laws of the United States or any foreign country or otherwise.

            "Trademark License" means any agreement now or hereafter in existence granting to any Credit Party any right, whether exclusive or non-exclusive, to use another Person's trademarks or trademark applications, or pursuant to which any Credit Party has granted to any other Person, any right, whether exclusive or non-exclusive, to use any Trademark, whether or not registered, and the rights to prepare for sale, sell and advertise for sale, all of the inventory now or hereafter owned by any Credit Party and now or hereafter covered by such license agreements.

            "Transaction" means the events contemplated by the Transaction Documents to occur on the Closing Date.

            "Transaction Documents" means the Acquisition Documents, the Capitalization Documents, the Subordinated Debenture Documents, and the Senior Finance Documents, collectively, and "Transaction Document" means any one of them.

            "Trust Common Securities" means the 11.6% trust common securities of The Hillman Group Capital Trust held by The Hillman Companies, Inc.

            "Trust Preferred Securities" means the 11.6% trust preferred securities issued by Hillman Group Capital Trust pursuant to an amended and restated declaration of trust dated September 5, 1997 as amended, revised or modified.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

            "Unfunded Liabilities" means with respect to each Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan's assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms "present value" and "current value" shall have the same meanings specified in Section 3 of ERISA).

            "United States" means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.

            "U.S. Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

            "Welfare Plan" means a "welfare plan" as such term is defined in
Section 3(1) of ERISA.

            "Wholly-Owned Subsidiary" means, with respect to any Person at any date, any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares are at the time directly or indirectly owned by such Person and for the purposes of this Agreement, Intermediate Holdings and the Borrower shall be deemed to be wholly-owned Subsidiaries of Holdings, notwithstanding the Investor Preferred Equity Issuance.

            SECTION 1.02 COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". All references to time herein shall be references to Eastern Standard time or Eastern Daylight time, as the case may be, unless specified otherwise. References in this Agreement to Articles, Sections, Schedules, Appendices or Exhibits shall be to Articles, Sections, Schedules, Appendices or Exhibits of or to this Agreement unless otherwise specifically provided. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.

            SECTION 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from Holdings that GAAP has not changed since the most recent financial statements delivered by Holdings to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to
Section 6.01 (or, prior to the delivery of the first financial statements pursuant to Section 6.01, consistent with the financial statements described in
Section 5.05(a)); provided, however, if (i) Holdings shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Holdings to the Lenders as to which no such objection shall have been made. Any financial ratios required to be maintained by any Group Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                                   ARTICLE II
                                    THE LOAN

            SECTION 2.01 FUNDING. At the Closing, a number of shares of common stock in Target held by Allied Capital equal to the quotient determined by dividing $47,500,000 by the Per Share Closing Merger Consideration (as defined in the Acquisition Agreement) will be cancelled in exchange for indebtedness of the Borrower in the aggregate principal amount of $47,500,000. All such indebtedness shall be evidenced by, and is to be repaid according to the terms of, one or more Subordinated Debentures.

            SECTION 2.02 SENIOR DEBT. The Lenders' rights under the Subordinated Debentures and this Agreement are subordinate in all respects to the Senior Debt pursuant to the Subordination Agreement.

            SECTION 2.03 REPAYMENT OF SUBORDINATED DEBENTURES. Subject to the terms of Section 2.07 and the Subordination Agreement, all unpaid principal amounts and accrued and unpaid interest under the Subordinated Debentures, and all other Obligations of the Borrower to the Lenders due and owing hereunder shall be paid upon the earliest of (a) the date of acceleration of the Subordinated Debentures pursuant to Article VIII, (b) the date of redemption pursuant to Section 2.06 or 2.07 and (c) the Maturity Date, in immediately available Dollars, without set-off, defense or counterclaim.

            SECTION 2.04 INTEREST ON THE SUBORDINATED DEBENTURES. Subject to the provisions of Section 2.05, the Subordinated Debentures shall bear interest (computed on the basis of twelve 30-day months) at the interest rate set forth in the Subordinated Debentures (the "Interest Rate"), payable in accordance with the Subordinated Debentures.

            SECTION 2.05 DEFAULT INTEREST. If any Event of Default exists under
Section 8.01(a) hereunder, whether or not such default is declared, the Borrower shall pay interest ("Default Interest"), to the extent permitted by applicable Law, on amounts due under the Subordinated Debentures so long as such Event of Default is continuing (after as well as before judgment) at the Interest Rate plus 2%.

            SECTION 2.06 OPTIONAL PREPAYMENT.

            (a) At any time and from time to time after September __, 2005, the Borrower may, subject to the Subordination Agreement, prepay the Subordinated Debentures, in whole or in part, upon at least 15 days but no more than 60 days prior written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) to the Lenders, with a copy to Agent under the Senior Credit Agreement, before 1:00 p.m., Washington, D.C. time, subject to the Borrower's obligation to pay a repayment charge (the "Repayment Charge") of 6.0% of any principal prepaid at such time (excluding any PIK Amount) prior to and including the second anniversary of the Closing Date, a Repayment Charge of 3.0% of any principal prepaid at such time (excluding any PIK Amount) after the second anniversary of the Closing Date but prior to and including the third anniversary of the Closing Date, a Repayment Charge of 1.0% of any principal prepaid at such time (excluding any PIK Amount) after the third anniversary of the Closing Date but prior to and including the fourth anniversary of the Closing Date, and no Repayment Charge after the fourth anniversary of the Closing Date. Any partial prepayments shall be made in increments of $500,000 and shall be applied pro rata to amounts outstanding under the Subordinated Debentures. Notwithstanding any provision to the contrary, (i) the Repayment Charge shall be due and payable upon any voluntary or mandatory prepayment of the Subordinated Debentures in whole or in part, and (ii) the Borrower may prepay any PIK Amount that has accrued as principal without being subject to any Repayment Charge, premium or penalty. On the date of prepayment, the Borrower shall pay to the holders of the Subordinated Debentures being prepaid pursuant to this Section 2.06, the amount specified above, by wire transfer of immediately available funds to an account designated by such Lender. Concurrently therewith, each Lender of Subordinated Debentures being prepaid in full shall deliver to the Borrower the original copy of its Subordinated Debenture or an affidavit of loss thereof in a form that is reasonably satisfactory to the Borrower. Any offer made by the Borrower pursuant to this Section 2.06 shall be irrevocable so long as the specified conditions are met.

            (b) Notwithstanding the foregoing, if Allied Capital transfers all or any portion of the Subordinated Debentures to a Person other than the Agent or any of its Affiliates, the Repayment Charges set forth in paragraph (a) shall not apply to any optional repayment under this Section 2.06 or any mandatory prepayment under Section 2.07, in each case occurring with respect to such Subordinated Debentures held by Persons other than Allied Capital or the Agent or any of its Affiliates.

            SECTION 2.07 MANDATORY PREPAYMENT. The Borrower's obligations under the Subordinated Debentures and this Agreement are not assumable. Subject to the Subordination Agreement, upon (a) a Change of Control, or (b) the sale or disposition by the Sponsor Group of Equity Interests of Holdings or Intermediate Holdings with a value of $35,000,000 or more in aggregate, each Lender shall have the right (but not the obligation) to require the Borrower to: (i) prepay all or any portion of the Subordinated Debentures held by such Lender for an amount equal to the then outstanding principal balance, all accrued but unpaid interest thereon, plus all PIK Amounts and 50% of any Repayment Charge computed in accordance with Section 2.06(a), provided that any prepayment under this
Section 2.07 that occurs prior to the 18 month anniversary of the date hereof shall be subject to a Repayment Charge equal to 6.0% of any principal prepaid (excluding any PIK Amount); and (ii) pay in full a corresponding portion of the other Obligations owing to such Lender, which amount shall be calculated on the date of prepayment and be payable in cash on such date. On the date of prepayment, the Borrower shall pay to the Lenders of the Subordinated Debentures being prepaid pursuant to this Section 2.07, the price specified above, by wire transfer of immediately available funds to an account designated by such Lender. Concurrently therewith, each Lender of Subordinated Debentures being prepaid in full shall deliver to the Borrower the original copy of its Subordinated Debenture or an affidavit of loss thereof in a form that is reasonably satisfactory to the Borrower. Any offer made by the Borrower pursuant to this Section 2.07 shall be irrevocable so long as the Change of Control occurs.

            SECTION 2.08 PAYMENTS.

            (a) The Borrower shall make each payment (including principal of or interest on the Subordinated Debentures or other amounts) hereunder and under any other Subordinated Debenture Document not later than 2:00 P.M., Washington, D.C. time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim (including, without limitation, any set-off due to a purchase price adjustment or claim for indemnification under the Acquisition Documents). Each such payment shall be made to each Lender pursuant to the wire transfer instructions set forth on Annex I hereto, or pursuant to such other written instructions from such Lender to the Borrower.

            (b) Whenever any payment (including principal of or interest or Repayment Charge on the Subordinated Debenture or other amounts) hereunder or under any other Subordinated Debenture Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

            SECTION 3.01 TAXES.

            (a) Payments Net of Certain Taxes. Any and all payments by any Credit Party to or for the account of the Lenders hereunder or under any other Subordinated Debenture Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding any and all Excluded Taxes (all such non-Excluded Taxes being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Subordinated Debenture Document to the Lenders, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) any Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Credit Party shall make such deductions and withholdings, (ii) such Credit Party shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Credit Party shall furnish to the Lenders, the original or a certified copy of a receipt, if any, evidencing payment thereof or other documentation evidencing such payment.

            (b) Other Taxes. In addition, the Borrower agrees to pay any and all present or future stamp or documentary, excise or property taxes or similar charges or levies (including mortgage recording taxes) which arise from any payment made by it under this Agreement or any other Subordinated Debenture Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Subordinated Debenture Document (hereinafter referred to as "Other Taxes").

            (c) Additional Taxes. The Borrower agrees to indemnify each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01), as applicable, whether or not correctly or legally asserted, paid by any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that if the Borrower reasonably believes that such Taxes or Other Taxes were not correctly or legally asserted, the Lenders will use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes or other Taxes so long as such efforts would not, in the sole discretion of the Lenders, as the case may be, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.

            (d) U.S. Tax Forms and Certificates. Any Lender organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Agreement shall provide the Borrower and Allied Capital with (i) Internal Revenue Service Form W-8 BEN, W-8 IMY or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and or (ii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Subordinated Debenture Documents. Should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required to be delivered hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (e) Obligations in Respect of Non-U.S. Lenders. The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of Taxes (other than Other Taxes) pursuant to subsection (a) above to the extent that the obligation to withhold amounts with respect to Taxes (other than Other Taxes) existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a participant, on the date such participant acquired its participation interest); provided, however, that this subsection (e) shall not apply (i) to any participant that becomes a participant as a result of an assignment, participation, transfer or designation made at the request of the Borrower and
(ii) to the extent the indemnity payment or additional amounts any participant would be entitled to receive (without regard to this subsection (e)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such participant would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

            (f) Mitigation. If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.01, then such Lender will agree to use reasonable efforts to file or deliver to the Borrower any certificate or document so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, filing or delivery, in the judgment of such Lender, is not otherwise disadvantageous to such holder.

            (g) Tax Receipts. Within thirty days after the date of any payment of Taxes, the Borrower shall furnish to the Lenders the original or a certified copy of a receipt evidencing such payment (to the extent the Borrower receives a receipt for such payment).

            (h) Refunds or Credits. If any Lender (i) receives a refund from a taxation authority in respect of any tax for which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 3.01 or (ii) claims any credit or other tax benefit (such credit to include any increase in any foreign tax credit) with respect to any tax for which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 3.01, which refund, credit or other tax benefit in the sole judgment of such Lender is directly attributable to any such indemnified tax or additional amounts, such Lender shall (within 30 days from the date of such receipt) pay over to such Credit Party the amount of such refund, credit or other tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party with respect to the tax giving rise to such refund or credit), net of all out-of-pocket expenses (including any taxes on a refund or on interest received or credited) which such Lender certifies that it has reasonably determined to have been incurred in connection with obtaining such refund, credit or other tax benefit; provided, however, that (i) each Credit Party shall repay, upon the request of such Lender, the amount paid over to such Credit Party (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund or credit to such tax authority,
(ii) such Lender, as the case may be, shall have no obligation to cooperate with respect to any contest (or continue to cooperate with respect to any contest), or to seek or claim any refund, credit or other tax benefit if such Lender determines that its interest would be adversely affected by so cooperating (or continuing to cooperate) or by seeking or claiming any such refund, credit or other tax benefit and (iii) no Credit Party shall have any right to examine the tax returns or other records of any Lender or to obtain any information with respect thereto by reason of the provisions of this Section 3.01 or any judgment or determination made by any Lender pursuant to this Section 3.01.

            SECTION 3.02 INCREASED COSTS AND REDUCED RETURN.

            (a) If on or after the date hereof, the adoption of or any change in any applicable Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of Law) from any Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

                  (i) shall subject such Lender to any tax of any kind whatsoever with respect to any of the Subordinated Debentures, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) Taxes and Other Taxes covered by Section 3.01 (including Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.01(d)) and (B) Excluded Taxes);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender of making, continuing or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender in accordance herewith, the Borrower shall be obligated to pay such Lender, within 10 Business Days of its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable.

            (b) If any Lender shall have determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority charged with the interpretation or administration thereof in the interpretation or administration of, any applicable Law regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction; provided, that the Borrower shall not required to compensate any Lender pursuant to subsection (a) above or this subsection (b) for any additional costs or reductions suffered more than 180 days prior to the date such Lender notifies the Borrower of the circumstances giving rise to such additional costs or reductions and of such Lender's intentions to claim compensation therefor, and provided, further, that, if the Change in Law or in the interpretation or administration thereof giving rise to such additional costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Each determination by any such Lender of amounts owing under this Section 3.02 shall, absent manifest error, be conclusive and binding on the parties hereto.

            (c) A certificate in reasonable detail of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after receipt of the same.

            (d) Promptly after any Lender becomes aware of any circumstance that will, in its reasonable judgment, result in a request for increased compensation pursuant to this Section 3.02, such Lender shall notify the Borrower thereof. Failure on the part of any Lender so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, except as expressly otherwise provided above. The protection of this Section 3.02 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                                   ARTICLE IV
                                   CONDITIONS

            SECTION 4.01 CONDITIONS TO CLOSING. The obligation of Allied Capital to proceed in accordance with Section 3.01 on the Closing Date is subject to the satisfaction of the following conditions:

            (a) Executed Subordinated Debenture Documents. Receipt by Allied Capital of duly executed copies of: (i) this Agreement; (ii) the Subordinated Debentures; (iii) the Guaranty; and (iv) all other Subordinated Debentures Documents, each in form and substance satisfactory to Allied Capital in its sole discretion.

            (b) Legal Matters. All legal matters incident to this Agreement and the borrowings hereunder shall be reasonably satisfactory to Allied Capital and to Piper Rudnick LLP, counsel for Allied Capital.

            (c) Organizational Documents. After giving effect to the transactions contemplated by the Transaction Documents, the ownership, capital, corporate, organizational and legal structure of each Credit Party shall be reasonably satisfactory to Allied Capital, and Allied Capital shall have received: (i) a copy of the certificate or articles of incorporation or other organizational documents, as applicable, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State or other applicable authority of its respective jurisdiction of organization; (ii) a certificate as to the good standing of each Credit Party, as of a recent date, from the Secretary of State or other applicable authority of its respective jurisdiction of organization and, to the extent reasonably available, from each other state in which such Credit Party is qualified or is required to be qualified to do business, together in each case, to the extent generally available, with a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each such jurisdiction; (iii) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Closing Date substantially in the form of Exhibit F hereto; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other corporate or other constitutive or organizational documents as Allied Capital, or Piper Rudnick LLP, counsel for Allied Capital, may reasonably request.

            (d) Officer's Certificate. Allied Capital shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of each of Holdings, Intermediate Holdings and the Borrower, confirming compliance with the condition precedent set forth in Section 4.02(c).

            (e) Opinions of Counsel. On the Closing Date, Allied Capital shall have received:

                  (i) a written opinion of Kirkland & Ellis LLP, special counsel to the Credit Parties, addressed to the Lenders, dated the Closing Date, substantially in the form of Exhibit A-1 hereto; and

                  (ii) from Kirkland & Ellis LLP, special counsel to the Borrower, copies of the opinions delivered by them under the Senior Finance Documents, accompanied by a letter from such special counsel stating that Allied Capital and the Lenders are entitled to rely on such opinions as if they were addressed to Allied Capital and the Lenders.

            (f) Capitalization. On or prior to the Closing Date, (i) AcquisitionCo shall have received gross cash proceeds of not less than $95,000,000 (less the amount of Rollover Stock as defined in the Acquisition Agreement) in connection with the purchase by the Investor Group of common and preferred equity of AcquisitionCo (the "Investor Equity Issuance"), (ii) Intermediate Holdings shall have received gross cash proceeds of not less than $60,000,000 in connection with the Investor Preferred Equity Issuance (less the amount of Rollover Stock as defined in the Acquisition Agreement), (iii) without the express written consent of Allied Capital, no common or preferred stock of AcquisitionCo, Holdings, Intermediate Holdings or the Borrower shall be subject to any redemption, put, call, repurchase or similar provisions prior to the Maturity Date (except in connection with the Management Put Rights and preemptive rights), (iv) the proceeds of the Investor Equity Issuance and the Investor Preferred Equity Issuance, when aggregated with the Senior Debt and the Obligations incurred by the Borrower on the Closing Date, shall be used, and shall be sufficient, to pay the purchase price required to be paid on the Closing Date to consummate the Acquisition and to pay all fees and expenses owing in connection therewith on the Closing Date and (v) the Lenders shall have received true and correct copies, certified as such by an appropriate officer of Holdings, of all subscription agreements, registration rights agreements, shareholder agreements and other documents and instruments delivered in connection therewith (collectively, the "Capitalization Documents"), each of which shall be in full force and effect and shall be in form and substance reasonably satisfactory to Allied Capital.

            (g) Issuance of Senior Notes. On or prior to the Closing Date, the Borrower shall have (A) entered into the Senior Credit Agreement on terms that are reasonably satisfactory to Allied Capital, (B) executed and delivered the promissory notes issued under the Senior Credit Agreement, (C) delivered to Allied Capital true and correct copies, certified as such by an appropriate officer of the Borrower, of the Senior Finance Documents including each of the promissory notes issued under the Senior Credit Agreement as originally executed and delivered and each of the other Senior Finance Documents (on terms that are reasonably satisfactory to Allied Capital), each of which shall be in full force and effect, and (D) utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to or concurrently with the utilization of any proceeds of the Subordinated Debentures for such purpose.

            (h) Consummation of the Acquisition. On or prior to the Closing Date, there shall have been delivered to Allied Capital true and correct copies of all Acquisition Documents, certified as such by an appropriate officer of the Borrower, and all terms and conditions of the Acquisition Documents shall be in form and substance reasonably satisfactory to Allied Capital. The Acquisition, including all of the terms and conditions thereof and including, without limitation, the Merger, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of each of the Borrower (prior to the consummation of the Merger), the Target and each other Group Company party thereto, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Acquisition Documents shall be true and correct in all material respects as if made on and as of the Closing Date (except to the extent such representations and warranties expressly refer to a prior date, in which case such representations and warranties shall have been true and correct as of such prior date), and each of the parties to the Acquisition Documents shall have complied in all material respects with all covenants set forth in the Acquisition Documents to be complied with by it on or prior to the Closing Date (without giving effect to any modification, amendment, supplement or waiver of any of the material terms thereof unless consented to by Allied Capital, which consent shall not be unreasonably withheld or delayed). Each of the material conditions precedent to the Group Companies' obligations to consummate the Acquisition as set forth in the Acquisition Documents shall have been satisfied to the reasonable satisfaction of Allied Capital or waived with the consent of Allied Capital, and, on or prior to the Closing Date and prior to the borrowing of the Loan, the Acquisition shall have been consummated for aggregate consideration not in excess of $510,000,000 (excluding purchase price adjustments)(excluding related transaction fees and expenses not exceeding $20,000,000) in accordance with all applicable laws and the Acquisition Documents (without giving effect to any material amendment or modification thereof or material waiver with respect thereto including, but not limited to, any material modification, amendment, supplement or waiver relating to any disclosure schedule or exhibit, unless such modification, amendment, supplement or waiver could not reasonably be expected to be materially adverse in any respect to Allied Capital or unless consented to by Allied Capital). On the Closing Date, the certificate of merger with respect to the Merger shall have been filed with the appropriate Governmental Authority having primary jurisdiction over affairs of corporations in Delaware.

            (i) Refinancing of Certain Existing Debt; Other Debt. On the Closing Date, the commitments under all Refinanced Agreements shall have been terminated, all loans outstanding thereunder shall have been repaid in full (other than contingent indemnification obligations not due and payable), together with accrued interest thereon (including, without limitation, any prepayment premium), all letters of credit issued thereunder shall have been terminated or backstopped through the issuance of letters of credit under the Senior Credit Agreement or shall have become letters of credit under the Senior Credit Agreement and all other amounts owing pursuant to each Refinanced Agreement shall have been repaid in full, and Allied Capital shall have received evidence in form, scope and substance reasonably satisfactory to Allied Capital that the matters set forth in this subsection (i) have been satisfied at such time.

In addition, on the Closing Date, the creditors under each Refinanced Agreement shall have terminated and released all applicable Liens on the capital stock of and assets owned by the Borrower and its Subsidiaries (including, without limitation, all capital stock and assets of Holdings and its Subsidiaries), and Allied Capital shall have received copies of all such releases as may have been requested by Allied Capital, which releases shall be in form and substance satisfactory to Allied Capital. After the consummation of the transactions contemplated by the Acquisition Agreement on the Closing Date, the Group Companies shall have no material liabilities (actual or contingent) required to be disclosed in its financial statements or Preferred Stock, except (i) as disclosed in the most recent interim balance sheet included in the financial statements delivered pursuant to subsection (o) below or the footnotes thereto,
(ii) for current obligations and contractual obligations incurred in the ordinary course of business, (iii) Senior Debt and the Subordinated Debentures,
(iv) the Junior Debentures and the preferred stock issued in connection with the Investor Preferred Equity Issuance and (v) contingent indemnification obligations not due and payable.

            (j) Evidence of Insurance. Receipt by Allied Capital of copies of insurance policies or certificates of insurance of the Credit Parties and their Subsidiaries evidencing liability and casualty insurance meeting the requirements set forth herein.

            (k) Consents and Approvals. On the Closing Date, all governmental (domestic or foreign), regulatory and third party approvals (including, without limitation, with respect to real property leases and license agreements relating to intellectual property) required and material in connection with the transactions contemplated by the Acquisition Agreement and the other Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and all applicable waiting periods (including any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and appeal periods shall have expired, in each case without any action being taken or threatened by any competent authority which has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on such transactions or impose, in the sole judgment of Allied Capital, materially burdensome conditions or qualifications upon the consummation of such transactions.

            (l) Litigation; Judgments. On the Closing Date, there shall be no actions, suits, proceedings, counterclaims or investigations pending or overtly threatened (i) challenging the consummation of any portion of the Transaction or which in the judgment of Allied Capital could restrain, prevent or impose burdensome conditions on the Transaction, in the aggregate, or any other transaction contemplated hereunder, (ii) seeking to prohibit the ownership or operation by Holdings, the Borrower, or any of their respective Subsidiaries of all or any material portion of any of their respective businesses or assets or
(iii) seeking to obtain, or which could result or has resulted in the entry of, any judgment, order or injunction that (A) would restrain, prohibit or impose adverse or burdensome conditions on the ability of the Lenders to make the Loan,
(B) in the judgment of Allied Capital could reasonably be expected to result in a Material Adverse Effect with respect to Holdings, the Borrower and their Subsidiaries taken as a whole (after giving effect to the Transaction) or (C) could purport to affect the legality, validity or enforceability of any Subordinated Debenture Document or could have a material adverse effect on the ability of any Credit Party to fully and timely perform their payment and security obligations under the Subordinated Debenture Documents or the rights and remedies of the

Lenders. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein.

            (m) Solvency Certificate. On or prior to the Closing Date, the Borrower shall have delivered or caused to be delivered to Allied Capital a solvency certificate from the chief financial or chief accounting officer of the Borrower, substantially in the form of Exhibit E hereto and otherwise in form and substance reasonably satisfactory to Allied Capital, setting forth the conclusions that, after giving effect to the Acquisition and the consummation of all financings contemplated herein, Holdings and its Subsidiaries (on a consolidated basis) and the Borrower and its Subsidiaries (on a consolidated basis) are solvent.

            (n) Environmental Reports. On or prior to the Closing Date, if requested by Allied Capital in its reasonable discretion, the Borrower shall have delivered or caused to be delivered to Allied Capital the environmental assessment reports with respect to the Tempe, AZ and Goodlettsville, TN facilities in scope, form and substance and prepared by Gaiatech, Incorporated or other environmental consultants, in each case satisfactory to Allied Capital, together with reliance letters with respect thereto as reasonably requested by Allied Capital.

            (o) Financial Information. Allied Capital shall each be reasonably satisfied that the financial statements referred to in Section 5.05, including the pro-forma balance sheet referenced to in Section 5.05(c), are not materially inconsistent with the information, projections, sources and uses of funds or financial model delivered to Allied Capital prior to the Closing Date.

            (p) Material Adverse Effect. There shall not have occurred or become known any condition, fact, event or development that has resulted or could reasonably be expected to result in a material adverse change in the business, assets, operations, condition (financial or otherwise), liabilities (contingent or otherwise) or prospects of the Holdings and its Subsidiaries (including the Borrower and its Subsidiaries), taken as a whole (both before and after giving effect to the Transaction) since December 31, 2003.

            (q) Management Employment Agreements and Arrangements. On or prior to the Closing Date, there shall have been delivered to Allied Capital certified copies of management employment agreements or arrangements, including management equity incentive agreements, and all terms and conditions of such management employment agreements or arrangements shall be, as of the Closing Date, in form and substance reasonably satisfactory to Allied Capital.

            (r) Minimum EBITDA; Maximum Pro-Forma Leverage Ratio. Allied Capital shall have received reasonably satisfactory evidence (including satisfactory supporting schedules and other data) that: (i) pro-forma EBITDA of Holdings and its subsidiaries after giving effect to the Transactions for the trailing four quarters ended December 31, 2003, calculated in a manner reasonably acceptable to Allied Capital was not less than $60.0 million and (ii) the ratio of pro forma consolidated debt to pro forma EBITDA of Holdings, Borrower and its subsidiaries after giving effect to the Transaction for the trailing four quarters ended December 31, 2003, calculated in a manner reasonably acceptable to Allied Capital, was not greater than 6.22x (based on an average outstanding revolver balance necessary to meet average working capital needs over a 12 month period).

            (s) OFAC/Anti-Terrorism Compliance Certificate. Allied Capital shall have received a certificate substantially in the form of Exhibit G hereto, dated the Closing Date and signed by a Responsible Officer of Holdings, certifying as to the matters set forth in Exhibit G.

            (t) Payment of Fees. All costs, fees and expenses due to Allied Capital on or before the Closing Date shall have been paid to the extent invoiced to the Borrower (together with reasonable detail therefor.

            (u) Counsel Fees. Piper Rudnick LLP shall have received full payment from the Borrower of its fees and expenses as described in Section 9.04 which are billed through the Closing Date.

            (v) Fee Letter. Holdings shall have satisfied all of the terms and conditions of the Fee Letter.

            (w) Other Information. Allied Capital shall have received such other documents, instruments and information as Allied Capital may reasonably request.

            All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement and the other Transaction Documents or in any other document delivered in connection herewith or therewith shall be reasonably satisfactory in form and substance to Allied Capital and its counsel, and Allied Capital shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down facsimiles, if any, which Allied Capital reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities. The documents referred to in this Section 4.01 shall be delivered to Allied Capital, no later than the Closing Date. The certificates and opinions referred to in this Section
4.01 shall be dated the Closing Date.

            The requirement that any document, agreement, certificate or other writing be reasonably satisfactory to Allied Capital shall be deemed to be satisfied if (i) such document, agreement, certificate or other writing was delivered to Allied Capital not less than two Business Days prior to the Closing Date, and (ii) such document, agreement, certificate or other writing is satisfactory to Allied Capital.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Each of Holdings, Intermediate Holdings and the Borrower represents and warrants that on the Closing Date:

            SECTION 5.01 ORGANIZATION AND GOOD STANDING. Each of the Group Companies is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has all corporate, partnership or limited liability company powers and all material governmental licenses, franchises, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals required to own its property and carry on its business as now conducted and is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, except to the extent the failure to so qualify or be licensed, as the case may be, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Credit Parties has the corporate, partnership, limited liability company or other necessary power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate, partnership or limited liability action to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Transaction Documents, except for (i) consents, authorizations, notices and filings disclosed in Schedule 5.02, all of which have been obtained or made, and (ii) filings to perfect the Liens created by the Collateral Documents. This Agreement has been, and each other Transaction Document to which Holdings or any of its Subsidiaries is a party will be, duly executed and delivered on behalf of such Person. This Agreement constitutes, and each other Transaction Document to which any Credit Party or Holdings is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Credit Party thereto and, to the knowledge of Holdings and the Borrower enforceable against each such Person in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

            SECTION 5.03 NO CONFLICTS. Neither the execution and delivery by any Credit Party of the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Person, nor the exercise of remedies by the Lenders under the Subordinated Debenture Documents, will (i) violate or conflict with any provision of the articles or certificate of incorporation, bylaws, partnership agreement, operating agreement or other organizational or governing documents of such Person, (ii) violate, contravene or conflict with any Law applicable to it or its properties, (iii) violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed, rights of any Person under, any indenture, loan agreement, mortgage, deed of trust or other instrument, material contract or material lease to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to its properties, except in the case of clause (iii) for such violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            SECTION 5.04 NO DEFAULT. Except as disclosed on Schedule 5.04, none of the Group Companies is in default in any respect (i) under any loan agreement, indenture, mortgage, security agreement or other agreement relating to Debt or any other contract, lease, agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect, (ii) the Senior Credit Agreement or (iii) the Junior Debentures Indenture. No Default or Event of Default has occurred or exists.

            SECTION 5.05 FINANCIAL CONDITION.

            (a) Audited Financial Statements. The consolidated balance sheets of Holdings and its Consolidated Subsidiaries as of December 31, 2001, December 31, 2002 and December 31, 2003 and the related consolidated and consolidating statements of income and cash flows for the respective fiscal years then ended, reported on by PricewaterhouseCoopers LLP, copies of each of which have been delivered to each of the Lenders, fairly present in all material respects, in accordance with GAAP (except as disclosed therein), the consolidated financial position of Holdings and its Consolidated Subsidiaries as of each such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) Pro-Forma Financial Statements. The consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter prior to the Closing Date for which financial information is available, prepared on a pro-forma basis in accordance with Regulation S-X giving effect to the consummation of the Transactions, has heretofore been furnished to each Lender as part of the Pre-Commitment Information. Such pro-forma balance sheet has been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro-forma financial information contained in the Pre-Commitment Information (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable and fair in light of current conditions and facts known to the Borrower), is based on the best information available to the Borrower as of the date of delivery thereof, accurately reflects all material adjustments required to be made to give effect to the Transactions and presents fairly on a pro-forma basis the estimated consolidated financial position of Holdings and its Consolidated Subsidiaries as of December 31, 2003, assuming that the Transactions had actually occurred on that date. None of Holdings or any of its Subsidiaries has any reason to believe that such pro-forma balance sheet is misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.

            (c) Projections. The projections prepared as part of, and included in, the Pre-Commitment Information (which include projected balance sheets, income and cash flow statements on a quarterly basis for the period from the Closing Date through December 31, 2008 and on an annual basis for each of the following two fiscal years) have been prepared on a basis consistent with the financial statements referred to in subsection (a) above and are based on good faith estimates and assumptions believed by management of the Borrower to be reasonable and fair in light of current conditions and facts known to the Borrower at the time delivered. On the Closing Date, such management believes that such projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Credit Parties make no representation that such projections will be in fact be realized. There is no fact known to Holdings or the Borrower or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect which has not been disclosed herein or in the Pre-Commitment Information.

            (d)   No Undisclosed Liabilities. Except as disclosed on Schedule
5.05 hereto or as fully reflected in the financial statements described in subsection (a) and (b) above and the Debt incurred under this Agreement, the Senior Finance Documents and the Junior Debentures Documents, (i) there were as of the Closing Date (and after giving effect to the Debt incurred on such date), no liabilities or obligations (excluding current obligations and contractual obligations up to [$500,000] in aggregate incurred in the ordinary course of business) with respect to any Group Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due and including obligations or liabilities for taxes, long-term leases and unusual forward or other long-term commitments), and (ii) neither Holdings nor the Borrower knows of any basis for the assertion against any Group Company of any such liability or obligation in each case which, either individually or in the aggregate, are or could reasonably be expected to have, a Material Adverse Effect.

            (e) Sarbanes-Oxley Act Compliance. To the extent applicable to each Group Company subject thereto, each required form, report and document containing financial statements that has been filed with or submitted to the United States Securities and Exchange Commission since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the chief executive officer and chief financial officer of any Group Company pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and at the time of filing or submission of each such certification, such certification was true and accurate and complied in all material respects with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No Group Company nor, to the knowledge of Holdings or the Borrower, any director, senior officer, employee, auditor, accountant or authorized representative of any Group Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Group Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any Group Company has engaged in questionable accounting or auditing practices, in each case which if determined to be valid could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.05, to the knowledge of Holdings and the Borrower, no attorney representing any Group Company, whether or not employed by any Group Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by any Group Company or any of its officers, directors, employees or agents to the board of directors of any Group Company or any committee thereof or to any director or officer of any Group Company, in each case which if determined to have occurred could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.06 NO MATERIAL CHANGE. Since December 31, 2003 there has been no Material Adverse Effect, and no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.07 TITLE TO PROPERTIES; POSSESSION UNDER LEASES. Each Group Company has good insurable and legal fee title to (in the case of owned Real Property), or valid leasehold interests in (in the case of Leaseholds), all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted. All such material properties and assets are free and clear of Liens other than Permitted Liens. Each Group Company has complied with all obligations under all leases to which it is a party, other than leases that, individually or in the aggregate, are not material to the Group Companies, taken as a whole, and the violation of which will not result in a Material Adverse Effect, and all such leases are in full force and effect, other than leases that, individually or in the aggregate, are not material to the Group Companies, taken as a whole, and in respect of which the failure to be in full force and effect will not result in a Material Adverse Effect. Each Group Company enjoys peaceful and undisturbed possession under all such leases with respect to which it is the lessee, other than leases that, individually or in the aggregate, are not material to the Group Companies, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession will not result in a Material Adverse Effect.

            SECTION 5.08 LITIGATION. Except as disclosed in Schedule 5.08, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of any Credit Party, threatened against or affecting any Group Company in which there is a reasonable possibility of an adverse decision that (i) involve any Subordinated Debenture Document or any of the Transactions or (ii) if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            SECTION 5.09 TAXES. Except as disclosed in Schedule 5.09 or otherwise permitted by Section 6.05, each Group Company has filed, or caused to be filed, all federal and all material state, local and foreign tax returns) required to be filed and paid (i) all amounts of taxes shown thereon to be due (including interest and penalties) and (ii) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it. No Credit Party knows of any pending investigation of such party by any taxing authority or proposed tax assessments against any Group Company.

            SECTION 5.10 COMPLIANCE WITH LAW. Except as disclosed in Schedule 5.10, each Group Company is in compliance with all requirements of Law (including Environmental Laws) applicable to it or to its properties, except for any such failure to comply which could not reasonably be expected to cause a Material Adverse Effect. Except as disclosed in Schedule 5.10, to the knowledge of the Credit Parties, none of the Group Companies or any of their respective material properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 5.10, none of the Group Companies has received any written communication from any Governmental Authority that alleges that any of the Group Companies is not in compliance in any material respect with any Law, except for allegations that have been satisfactorily resolved and are no longer outstanding or which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.11 EMPLOYEE BENEFIT ARRANGEMENTS.

            (a)   ERISA. Except as disclosed in Schedule 5.11:

                  (i) Except as could not reasonably be expected to have a Material Adverse Effect, there are no Unfunded Liabilities (A) with respect to any member of the Group Companies and (B) with respect to any ERISA Affiliates; provided that for purposes of this Section 5.11(a)(i)(B) only, Unfunded Liabilities shall mean the amount (if any) by which the projected benefit obligation exceeds the value of the plan's assets as of its last valuation date.

                  (ii) Each Plan complies in all respects with the applicable requirements of ERISA and the Code, and each Group Company complies in all respects with the applicable requirements of ERISA and the Code with respect to all Multiemployer Plans to which it contributes, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

                  (iii) Except to the extent that such ERISA Event could not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur with respect to any Plan and, except to the extent that such ERISA Event would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur with respect to any Plan maintained or formerly maintained by an ERISA Affiliate.

                  (iv) No Group Company: (A) is or has been within the last six years a party to any Multiemployer Plan; or (B) has completely or partially withdrawn from any Multiemployer Plan, except to the extent that the participation in or withdrawal from such Multiemployer Plan could not reasonably be expected to have a Material Adverse Effect.

                  (v) If any Group Company or any ERISA Affiliate incurred or were to incur a complete or partial withdrawal (as described in Section 4203 of ERISA) from any Multiemployer Plan as of the Closing Date, the aggregate withdrawal liability, as determined under Section 4201 of ERISA, with respect to all such Multiemployer Plans would not exceed an amount that could reasonably be expected to have a Material Adverse Effect.

                  (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to
      Section 4975(c)(1)(A)-(D) of the Code, for which an exemption under ERISA does not apply.

                  (vii) Except as could not reasonably be expected to have a Material Adverse Effect, no Group Company or, to the knowledge of any Group Company, any

      ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                  (viii) Foreign Pension Plans. No Group Company has any material liability in connection with or arising from a Foreign Pension Plan.

            (b)   Employee Benefit Arrangements.

                  (i) All liabilities under the Employee Benefit Arrangements are (A) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (B) insured with a reputable insurance company, (C) provided for or recognized in the financial statements most recently delivered to the Lenders pursuant to Section 6.01(d) hereof or (D) estimated in the formal notes to the financial statements most recently delivered to the Lenders pursuant to Section 6.01(a) hereof where such failure to fund, insure, provide for, recognize or estimate the liabilities arising under such arrangements could reasonably be expected to have a Material Adverse Effect.

                  (ii) There are no circumstances which may give rise to a liability in relation to the Employee Benefit Arrangements which are not funded, insured, provided for, recognized or estimated in the manner described in clause (i) above and which could reasonably be expected to have a Material Adverse Effect.

                  (iii) Each Group Company is in material compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements.

                  (iv) Except as set forth on Schedule 5.11, the execution and delivery of the Acquisition Agreement and the consummation of the transactions contemplated thereby (i) does not require any Group Company to make any contributions (including accelerating the timing of contributions) in respect of the Hillman Companies Inc. Non-Qualified Deferred Compensation Plan and (ii) does not otherwise increase the liability of any Group Company under such plan.

            SECTION 5.12 SUBSIDIARIES. Schedule 5.12 sets forth a complete and accurate list as of the Closing Date of all Subsidiaries of Holdings. Schedule
5.12 sets forth as of the Closing Date the jurisdiction of formation of each such Subsidiary, whether each such Subsidiary is a Subsidiary Guarantor, the number of authorized shares of each class of Equity Interests of each such Subsidiary, the number of outstanding shares of each class of Equity Interests, the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents with respect to Capital Stock of each such Subsidiary. All the outstanding Equity Interests of each Subsidiary of Holdings are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights of any shareholder and, as of the Closing Date, are owned by Holdings, directly or indirectly, free and clear of all Liens (other than those arising under the Collateral Documents). Other than as set forth on Schedule 5.12, as of the Closing Date, no such Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests. Holdings has no Subsidiaries, other than Intermediate Holdings, the Borrower and its Subsidiaries.

            SECTION 5.13 GOVERNMENTAL REGULATIONS, ETC.

            (a) None of Holdings and its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. If requested by any Lender, the Borrower will furnish to each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loan was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Holdings and its Consolidated Subsidiaries. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loan) will violate or result in a violation of the Securities Act, the Exchange Act, or Regulation T, U or X.

            (b) None of the Group Companies is subject to regulation under the Public Utility Holdings Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the Group Companies is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holdings Act of 1934, as amended.

            SECTION 5.14 PURPOSE OF LOAN. The proceeds of the Loan made on the Closing Date will be used solely to cancel the Cancelled Shares in accordance with the Acquisition Agreement.

            SECTION 5.15 LABOR MATTERS. There are no strikes against Holdings or any of its Subsidiaries, other than any strikes that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of Holdings and its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Law dealing with such matters, except to the extent any such violation or violations, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower and its Subsidiaries, as applicable. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

            SECTION 5.16 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 5.16, no Group Company has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license or other approval required under any Environmental Law or is subject to any Environmental Liability which, in any of the foregoing cases, individually or collectively, could reasonably be expected to result in a Material Adverse Effect, or has received notice of any claim with respect to any Environmental Liability, or knows of any basis for any Environmental Liability against any Group Company, in either case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.17 INTELLECTUAL PROPERTY. (a) Part A of Schedule 5.17 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States and foreign registrations of and applications for Patents, Trademarks, domain names and Copyrights owned by Holdings and its domestic Subsidiaries and all material United States and foreign registrations of and applications for Patents, Trademarks, domain names and Copyrights owned by Foreign Subsidiaries of Holdings, and (ii) all Licenses material to the business of the Borrower and its Subsidiaries.

            (b) Holdings and its Subsidiaries own, or possess the right to use, all of the Trademarks, service marks, trade names, Copyrights, Patents, Patent rights, franchises, Licenses and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent the failure to own or possess the right to use any such Intellectual Property could not reasonably be expected to have a Material Adverse Effect.

            (c) To the best knowledge of Holdings and the Borrower, no Trademark, slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person, except to the extent any such infringement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (d) Holdings, the Borrower and their Subsidiaries have taken all action to maintain and preserve their rights in the Intellectual Property owned by Holdings, the Borrower and their Subsidiaries, including without limitation paying all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property in full force and effect, except to the extent such action or proceeding would not have a Material Adverse Effect.

            (e) The Intellectual Property material to the business of Holdings, the Borrower and their Subsidiaries is valid and enforceable in all material respects, and no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of Holdings or the Borrower's or their Subsidiaries' right to register, or Holdings or the Borrower's or their Subsidiaries' rights to own or use any Intellectual Property, and no such action or proceeding is pending or, to Holdings or the Borrower's and their Subsidiaries' knowledge, threatened, except as disclosed in Part E of Schedule 5.17 or except to the extent the failure to do so would not have a Material Adverse Effect.

            (f) All registrations and applications for Copyrights, Patents and Trademarks are standing in the name of the Borrower or one of its Subsidiaries, and no material Intellectual Property has been licensed by Holdings, the Borrower or their Subsidiaries to any third party, except in the ordinary course of business (such Licenses in effect on the Closing Date being as disclosed in Part F of Schedule 5.17).

            SECTION 5.18 SOLVENCY. Each of Holdings and its Consolidated Subsidiaries (on a consolidated basis) and the Borrower and its Consolidated Subsidiaries (on a consolidated basis) is and, after consummation of the Transactions, will be Solvent.

            SECTION 5.19 DISCLOSURE. No information, or data (excluding financial projections, budgets, estimates and general market data) made by any Credit Party in any Subordinated Debenture Document or furnished to the Lenders by or on behalf of any Credit Party in connection with any Subordinated Debenture Document, when taken as a whole as of the date furnished contains any untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements were made; provided that (i) to the extent any such statement, information or report therein was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time made (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projects results and that such differences may be material and that the Credit Parties make no representation that such representations will in fact be realized) and
(ii) as to statements, information and reports specified as having been supplied by third parties, other than Affiliates of the Borrower or any of its Subsidiaries, the Borrower represents only that it is not aware of any material misstatement or omission therein.

            SECTION 5.20 [INTENTIONALLY OMITTED].

            SECTION 5.21 OWNERSHIP.

            (a) Securities of the Borrower. Intermediate Holdings owns good, valid and insurable legal title to all the outstanding common stock of the Borrower, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than those arising under the Collateral Documents. Except as set forth on Schedule 5.21, there are no shareholder agreements or other agreements pertaining to Intermediate Holdings' beneficial ownership of the common stock of the Borrower, including any agreement that would restrict Intermediate Holdings' right to dispose of such common stock and/or its right to vote such common stock.

            (b) Holdings Equity Interests. Schedule 5.21 sets forth a true and accurate list as of the Closing Date of each holder of any Equity Interest or Equity Equivalent of Holdings, indicating the name of each such holder and the Equity Interest or Equity Equivalent held by

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each such Person. Except as set forth on Schedule 5.21, as of the Closing Date, there are no shareholders agreements or other agreements pertaining to the Investor Group's beneficial ownership of the common stock of Holdings, including any agreement that would restrict the Investor Group's right to dispose of such common Equity Interests and/or its right to vote such common Equity Interests.

            SECTION 5.22 CERTAIN TRANSACTIONS.

            (a) Acquisition Agreement. On the Closing Date, (i) the Acquisition Agreement has not been amended or modified, nor has any material condition thereof been waived by Holdings or the Borrower, (ii) all conditions to the obligations of Holdings and the Borrower to consummate the transactions contemplated by the Acquisition Agreement have been satisfied or waived in accordance with Section 4.01(h), (iii) all funds advanced on the Closing Date by the Lenders have been used in accordance with Section 5.14 and (iv) the transactions contemplated by the Acquisition Agreement have been consummated in accordance with the Acquisition Agreement in all material respects and all applicable requirements of Law.

            (b) Senior Debt and Junior Debentures. On the Closing Date, (i) neither the Senior Finance Documents nor the Junior Debentures Documents have been amended or modified, (ii) nor has any condition thereof been waived by the Borrower in a manner adverse in any material respect to the rights or interests of the Lenders, and (iii) all funds advanced by the Senior Lenders, have been used to consummate the transactions contemplated by the Acquisition Agreement.

            (c) No Broker's Fees. Except as disclosed on Schedule 5.22, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby as a result of any action by or on behalf of the Borrower or their Affiliates, and each of Holdings and the Borrower hereby indemnifies each Lender against, and agrees that it will hold each Lender harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            Each of Holdings, Intermediate Holdings and the Borrower agrees that so long as any Obligation or other amount payable hereunder or under any Subordinated Debenture or other Subordinated Debenture Document (in each case other than contingent indemnification obligations) remains unpaid:

            SECTION 6.01 INFORMATION. The Borrower will furnish, or cause to be furnished, to each of the Lenders:

            (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet and income statement of Holdings and its Consolidated Subsidiaries, as of the end of such fiscal year, and the related consolidated statement of operations and retained earnings and consolidated statement of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year and corresponding figures from the annual forecast, all such financial statements to be in reasonable form and detail and (in the case of such consolidated financial statements) audited by independent certified public accountants of recognized national standing reasonably acceptable to Allied Capital and accompanied by an opinion of such accountants (which shall not be qualified or limited in any material respect) to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur) and accompanied by a written statement by the accountants reporting on compliance with this Agreement to the effect that in the course of the audit upon which their opinion on such financial statements was based (but without any special or additional audit procedures for the purpose), they obtained knowledge of no condition or event relating to financial matters which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any such Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event.

            (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statement of operations and retained earnings and consolidated statement of cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year and the annual forecast, all such financial statements to be in form and detail and reasonably acceptable to the Lenders, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.

            (c) Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each month in each fiscal year of the Borrower, a consolidated balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such month, together with related consolidated statement of operations and retained earnings and consolidated statement of cash flows for such month and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year and the annual forecast, all such financial statements to be in form and detail and reasonably acceptable to the Lenders, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its Consolidated

Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.

            (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b) above, a certificate of the chief financial officer or other appropriate Responsible Officer of the Borrower (i) demonstrating compliance with the financial covenants contained in Section 7.17 by calculation thereof as of the end of the fiscal period covered by such financial statements, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower and the other Credit Parties propose to take with respect thereto and (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the GAAP applied in the preparation of the financial statements of Holdings and its Consolidated Subsidiaries, and, if so, describing such change.

            (e) Annual Business Plan and Budgets. No later than 90 days after the end of each fiscal year of the Borrower, beginning with the delivery of the business plan and budget for the fiscal year ending December 31, 2005 within 90 days of the end of the fiscal year ending December 31, 2004, an annual business plan and budget of Holdings and its Consolidated Subsidiaries containing, among other things, projected financial statements for the then-current fiscal year.

            (f) Auditor's Reports. Within five Business Days of receipt thereof, a copy of any other final report or "management letter" submitted by independent accountants to Holdings, the Borrower or any of their respective Subsidiaries in connection with any annual, interim or special audit of the books of Holdings, the Borrower or any of their respective Subsidiaries.

            (g) Reports. Promptly upon transmission or receipt thereof, copies of all filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports any Group Company shall send to its shareholders generally or to a holder of Junior Debentures or holders of any other Debt (excluding the Senior Debt and Capital Leases) owed by any Group Company where the outstanding principal and interest in respect of such other Debt exceeds $5,000,000 in their capacity as such a holder.

            (h) Notices. Prompt notice of: (i) the occurrence of any Default or Event of Default; (ii) any matter that has resulted or may result in a Material Adverse Effect, including (A) breach or non-performance of, or any default under, any material agreement of Holdings or any of its Subsidiaries;
(B) any dispute, litigation, investigation, proceeding or suspension between Holdings or any of its Subsidiaries and any Governmental Authority; (C) the commencement of, or any material adverse development in, any litigation or proceeding affecting Holdings or any of its Subsidiaries, including pursuant to any applicable Environmental Law; (D) any litigation, investigation or proceeding affecting any Credit Party in which the amount involved exceeds $5,000,000, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect; and (E) any material change in accounting policies or financial reporting practice by Holdings or any of its Subsidiaries. Each notice pursuant to this Section 6.01(i) shall (i) be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or any other Credit Party has taken and proposes to take with respect thereto and (ii) describe with particularity any and all provisions of this Agreement or the other Subordinated Debenture Documents that have been breached.

            (i) Employee Benefits Arrangements. (i) The Borrower will give written notice to the Lenders promptly (and in any event within five Business Days after any officer of any Group Company obtains knowledge thereof) of: (A) any event or condition that constitutes, or is reasonably likely to lead to, an ERISA Event; (B) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition or notice and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower and the other Credit Parties with respect thereto; or (C) any event or condition that constitutes, or is reasonably likely to lead to, an event described in
Section 8.01(h)(iii)-(viii). Promptly upon request, the Borrower shall furnish the Lenders with such additional information concerning any Plan or Employee Benefit Arrangement as may be reasonably requested, including, but not limited to, with respect to any Plans, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA) of each Plan; and (ii) the Borrower will (A) promptly deliver to the Lenders the most recently prepared actuarial reports in relation to the Employee Benefit Arrangements for the time being operated by Group Companies which are prepared in order to comply with the then current statutory or auditing requirements within the relevant jurisdiction.

            (j) Domestication in Other Jurisdiction. Not less than 20 days prior to any change in the jurisdiction of organization of any Credit Party, a copy of all documents and certificates intended to be filed or otherwise executed to effect such change.

            (k) Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of any Group Company as any Lender may reasonably request, which may include such information as any Lender may reasonably determine is necessary or advisable to enable it either (i) to comply with the policies and procedures adopted by it and its Affiliates to comply with the Bank Secrecy Act, the U.S. Patriot Act and all applicable regulations thereunder or (ii) to respond to requests for information concerning Holdings and its Subsidiaries from any government, self-regulatory organization or financial institution in connection with its anti-money laundering and anti-terrorism regulatory requirements or its compliance procedures under the U.S. Patriot Act, including in each case information concerning the Borrower's direct and indirect shareholders and its use of the proceeds of the Loan hereunder.

            SECTION 6.02 PRESERVATION OF EXISTENCE AND FRANCHISES. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary of the Borrower permitted under Section 7.04 or Section 7.05, each Group Company will do all things necessary to preserve and keep in full force and effect its legal existence and do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business and to maintain and operate such business in substantially the manner in which it is presently conducted and operated; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to preserve any such rights, licenses, permits, franchises, authorizations or Intellectual Property if the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries or the loss thereof could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.03 BOOKS AND RECORDS; LENDER MEETING. Each of the Group Companies will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves). The Borrower will permit the Lenders to attend the lender meeting described in Section 6.03 of the Senior Credit Agreement. In the event, however, that the Senior Lenders prohibit the Lenders from attending such meeting, then at the request of the Lenders, within 110 days after the end of each fiscal year of the Borrower, the Borrower will conduct a meeting (which may be by telephone) of the Lenders to discuss such fiscal year's results and the financial condition of Holdings and its Consolidated Subsidiaries. Such meetings shall be held at times and places convenient to the Lenders and to the Borrower.

            SECTION 6.04 COMPLIANCE WITH LAW; EMPLOYEE BENEFIT ARRANGEMENTS. Each of the Group Companies will comply with all requirements of Law applicable to it and its properties to the extent that noncompliance with any such requirement of Law could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Group Companies will do each of the following as it relates to any Plan, Foreign Pension Plan or Employee Benefit Arrangement, except to the extent that failure to do any of the following could not reasonably be expected to have a Material Adverse Effect: (i) maintain each Plan, Foreign Pension Plan and Employee Benefit Arrangement in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal, state or foreign law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualifications; (iii) make all required contributions to any Plan subject to
Section 412 of the Code and make all required contributions to Multiemployer Plans; (iv) ensure that there are no Unfunded Liabilities in excess of an amount that could reasonably be expected to have a Material Adverse Effect; (v) except for the obligations set forth on Schedule 5.11, not become a party to any Multiemployer Plan; (vi) make all contributions (including any special payments to amortize any Unfunded Liabilities) required to be made in accordance with all applicable laws and the terms of each Foreign Pension Plan in a timely manner;
(vii) ensure that all liabilities under the Employee Benefit Arrangements are either (A) funded to at least the minimum level required by Law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements;
(B) insured with a reputable insurance company; (C) provided for or recognized in the accounts most recently delivered to the Lenders under Section 6.01(d); or
(D) estimated in the formal notes to the accounts most recently delivered to the Lenders under Section 6.01(a); (viii) ensure that the contributions or premium payments to or in respect of all Employee Benefit Arrangements are and continue to be promptly paid at no less than the rates required under the rules of such arrangements and in accordance with the most recent actuarial advice received in relation to the Employee Benefit Arrangement and generally in accordance with applicable law; and (ix) shall use its reasonable efforts to cause each ERISA Affiliates to do each of the items listed in clauses (i) through (iv) above as it relates to Plans maintained by or contributed to by such ERISA Affiliate.

            SECTION 6.05 PAYMENT OF TAXES. Each of the Group Companies will pay and discharge (i) all taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon any of its properties; provided, however, that no Group Company shall be required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established in accordance with GAAP, (ii) in respect of immaterial, state, local or foreign taxes, or (iii) unless the failure to make any such payment (A) could give rise to an immediate right to foreclose on a Lien securing such amounts (unless proceedings thereto conclusively operate to stay such foreclosure) or (B) could reasonably be expected to have a Material Adverse Effect.

            SECTION 6.06 INSURANCE; CERTAIN PROCEEDS.

            (a) Insurance Policies. Each of the Group Companies will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance or casualty insurance) in such amounts, covering such risk and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice or otherwise consistent with past practice of the Group Companies or prudent in the reasonable business judgment of the senior management of the Borrower. Each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Lenders, that it will give the Lenders 30 days' prior written notice before any such policy or policies shall be altered or canceled.

            (b) Loss Events. In case of any Casualty or Condemnation with respect to any property of any Group Company or any part thereof in excess of $1,150,000, the Borrower shall promptly give written notice thereof to the Lenders generally describing the nature and extent of such damage, destruction or taking. The Borrower shall, or shall cause such Group Company to, repair, restore or replace the property of such Person (or part thereof) which was subject to such Casualty or Condemnation, at such Person's cost and expense, whether or not the Insurance Proceeds or Condemnation Award, if any, received on account of such event shall be sufficient for that purpose; provided, however, that such property need not be repaired, restored or replaced to the extent the failure to make such repair, restoration or replacement (i) is desirable to the proper conduct of the business of such Person in the ordinary course and otherwise in the best interest of such Person or (ii) the failure to repair, restore or replace the property is attributable to the contemplated application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to the acquisition of other tangible assets used or useful in the business of the Borrower and its Subsidiaries as contemplated in the definition of "Reinvestment Funds" in Section 1.01 or to payment of the Senior Debt or the Obligations.

            SECTION 6.07 MAINTENANCE OF PROPERTY. Each of the Group Companies will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and Casualty and Condemnation excepted, and will make, or cause to be made, as to such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper in the reasonable good faith business judgment of the Responsible Officers of such Group Companies.

            SECTION 6.08 USE OF PROCEEDS. The Borrower will use the proceeds of the Loan solely for the purposes set forth in Section 5.14.

            SECTION 6.09 AUDITS/INSPECTIONS. At any time within 12 months of any Default or Event of Default, upon reasonable notice and during normal business hours, each of the Group Companies will permit representatives appointed by the Lenders to visit and inspect its executive offices and/or manufacturing facilities and, following the occurrence and during the continuance of any Event of Default, any of its properties, and to review and inspect its books and records, accounts receivable and inventory, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Lenders or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, independent accountants and representatives of the Group Companies, in each case so long as a Responsible Officer has been given the opportunity to be present; provided, however, that the Group Companies shall not be obligated to reimburse the expenses of more than two representatives of the Lenders in the aggregate.

            SECTION 6.10 ADDITIONAL CREDIT PARTIES. Each of Holdings and the Borrower will take, and will cause each of its Subsidiaries (other than Foreign Subsidiaries) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of Holdings (other than the Borrower and Foreign Subsidiaries) are Subsidiary Guarantors. Without limiting the generality of the foregoing, if any Group Company shall form or acquire any new Subsidiary, the Borrower, as soon as practicable and in any event within 30 days after such formation or acquisition, will provide the Lenders with notice of such formation or acquisition setting forth in reasonable detail a description of all of the assets of such new Subsidiary and will cause such new Subsidiary (other than a Foreign Subsidiary) to:

            (a) within 30 days after such formation or acquisition, execute an Accession Agreement pursuant to which such new Subsidiary shall agree to become a "Guarantor" under the Guaranty; and

            (b) deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Credit Party pursuant to Section 4.01 on the Closing Date or as the Lenders reasonably shall have requested.

            SECTION 6.11 [INTENTIONALLY OMITTED].

            SECTION 6.12 CONTRIBUTIONS. Within three Business Days following its receipt thereof, Holdings will contribute as a common equity contribution to the capital of Intermediate Holdings which will then contribute an equal amount to the capital of the Borrower, any cash proceeds received by Holdings after the Closing Date from any Asset Disposition, Casualty,

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Condemnation, Debt Issuance or Equity Issuance or any cash capital contributions received by Holdings after the Closing Date (less any Restricted Payments permitted under Section 7.07 and made in connection with such Asset Disposition, Casualty, Condemnation, Debt Issuance, Equity Issuance or cash capital contribution).

            SECTION 6.13 OBSERVATION RIGHTS.

            (a) The board of directors of Holdings shall hold a general meeting (which may be held by conference call) at least semi-annually for the purpose of discussing the business and operations of Holdings and its Subsidiaries. Holdings shall notify each of the Lenders in writing of the date and time for each general or special meeting of its board of directors or of the adoption of any resolutions by written consent (describing in reasonable detail the nature and substance of such action) at the time notice is provided to the directors of any such meeting or adoption of such resolutions and concurrently deliver to each Lender any materials delivered to the directors (other than materials directly related to matters described in clauses (i) through (iii) of paragraph (b) below), including a draft of any resolutions proposed to be adopted by written consent.

            (b) Holdings shall permit one authorized representative of the holders of a majority of the principal amount of the Subordinated Debentures to attend and participate in all meetings of its board of directors, whether in person, by telephone or otherwise, and shall provide such representative with such notice and other information with respect to such meetings as are delivered to the directors of Holdings; provided that Holdings shall have the right to exclude such representative from any portion of a meeting containing any discussion which is (i) subject to attorney-client privilege, (ii) relating to the Subordinated Debentures or (iii) relating to indemnification, purchase price adjustments or the exercise of rights under the Acquisition Agreement. The Borrower shall pay such representative's reasonable out-of-pocket expenses (including, without limitation, the cost of airfare, meals and lodging) in connection with the attendance of such meetings.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

            Each of Holdings, Intermediate Holdings and the Borrower agrees that so long as any Obligation or other amount payable hereunder or under any Subordinated Debenture or other Subordinated Debenture Document (in each case other than contingent indemnification obligations) remains unpaid:

            SECTION 7.01 LIMITATION ON DEBT.

            (a) None of the Group Companies will incur, create, assume or permit to exist any Debt, Derivatives Obligations or Synthetic Lease Obligations except:

                  (i) Debt of the Credit Parties under this Agreement and the other Subordinated Debenture Documents;

                  (ii) (A) Senior Debt and (B) Debt arising under the Junior Debentures Indenture and the Junior Debentures (but with respect to this clause (B) not including any renewal, refinancing or extension thereof);

                  (iii) Capital Lease Obligations and Purchase Money Debt of the Borrower and its Subsidiaries incurred after the Closing Date to finance Capital Expenditures permitted by Section 7.14; provided that (A) the aggregate amount of all such Debt (together with refinancing thereof permitted by clause (v) below) does not exceed $11,500,000 at any time outstanding, (B) the aggregate amount of all such Debt consisting of Capital Lease Obligations (together with refinancing thereof permitted by clause (v) below) does not exceed $8,625,000 at any time outstanding, (C) the Debt when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed, (D) such Debt is issued and any Liens securing such Debt are created concurrently with, or within 120 days after, the acquisition of the asset financed and (E) no Lien securing such Debt shall extend to or cover any property or asset of any Group Company other than the asset so financed;

                  (iv) Debt of the Borrower or its Subsidiaries secured by Liens permitted by clauses (xi), (xii) and (xiii) of Section 7.02 or any other unsecured Subordinated Debt acquired or assumed in a Permitted Business Acquisition or in connection with the acquisition of assets; provided that (A) the aggregate principal amount of all Debt incurred or assumed pursuant to this clause (iv) (together with refinancings thereof permitted by clause (v) below) shall not exceed in the aggregate, together with all Debt incurred pursuant to clause (xi) below, $46,000,000 at any time outstanding, and (B) such Debt was not incurred in connection with, or in anticipation of, the events described in such clauses;

                  (v) Debt (A) of the Borrower representing a refinancing, replacement or refunding of the Senior Debt of the Borrower permitted by clause (ii) above, (B) of Holdings representing a refinancing, replacement or refunding of the Junior Debentures and Junior Debentures Indenture permitted by clause (ii) above, provided that the Lenders shall have given their prior written consent to such refinancing, replacement or refunding of Junior Debentures, which consent shall not be unreasonably withheld or delayed, or (C) of the Borrower or its Subsidiaries representing a refinancing, replacement or refunding of Debt permitted by clause (iii) or
      (iv) above, provided in each case that (A) such Debt (the "Refinancing Debt") is an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Debt being refinanced, replaced or refunded plus the amount of any premiums required to be paid thereon and fees and expense associated therewith, (B) such Refinancing Debt has a later or equal final maturity and a larger or equal weighted average life than the Debt being refinanced, replaced or refunded, (C) if the Debt being refinanced, replaced or refunded is subordinated to the Obligations, such Refinancing Debt is subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Debt being refinanced, replaced or refunded, (D) the covenants, events of default and any Guaranty Obligations in respect thereof shall be no less favorable to the Lenders than those contained in the Debt being refinanced, replaced or refunded and (E) at the time of, and

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      after giving effect to, such refinancing, replacement or refunding, no
      Default or Event of Default shall have occurred and be continuing;

                  (vi) Derivatives Obligations of the Borrower or any Subsidiary under Derivatives Agreements to the extent entered into after the Closing Date in compliance with Section 6.11 of the Senior Credit Agreement or to manage interest rate or foreign currency exchange rate risks and not for speculative purposes;

                  (vii) Debt owed to any Person providing property, casualty, liability or other insurance to the Borrower or any Subsidiary of the Borrower, so long as such Debt shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Debt is incurred and such Debt shall be outstanding only during such year;

                  (viii) Debt consisting of Guaranty Obligations (A) by Holdings and Intermediate Holdings in respect of Debt incurred by the Borrower under the Subordinated Debentures or otherwise permitted to be incurred by the Borrower or any of its subsidiaries, provided, however, that all such Guaranty Obligations by Holdings and Intermediate Holdings shall be unsecured, (B) by Holdings in respect of Debt incurred by Hillman Group Capital Trust under the Trust Preferred Securities, (C) by the Borrower in respect of Debt permitted to be incurred by the Subsidiaries of the Borrower and (D) by Subsidiaries of the Borrower of Debt permitted to be incurred by the Borrower or Subsidiaries of the Borrower;

                  (ix) (A) Debt owing to the Borrower or a Subsidiary of the Borrower to the extent permitted by Section 7.06(a)(ix), (x), (xi) or
      (xxi) and (B) Debt owing by the Borrower to Holdings or Intermediate Holdings to the extent permitted by (x) Section 7.06(a)(xi) or (y) incurred in connection with tax planning, provided that in the case of (y) the Lenders shall have given their prior consent not to be unreasonably withheld;

                  (x) contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, incentive, non-compete, consulting, deferred compensation and similar obligations of Holdings and its Subsidiaries incurred in connection with the Acquisition and Permitted Business Acquisitions;

                  (xi) unsecured Subordinated Debt of the Borrower or any of its Subsidiaries that is issued to a seller of assets or a Person the subject of a Permitted Business Acquisition or that is otherwise incurred to fund consideration payable in a Permitted Business Acquisition (and for no other purpose) in a transaction permitted by this Agreement in an aggregate principal amount at any one time outstanding not exceeding $46,000,000;

                  (xii) unsecured Debt of Holdings or Intermediate Holdings representing the obligation of Holdings or Intermediate Holdings to make payments with respect to the cancellation or repurchase of certain Equity Interests of officers, employees or directors (or their estates) of Holdings and its Subsidiaries, to the extent permitted by Section 7.07(iii);

                  (xiii) contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, incentive, non-compete, consulting, deferred compensation and similar obligations of Holdings and its Subsidiaries incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guaranty Obligations in respect of Debt of any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

                  (xiv) Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (xv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (A) such Debt (other than credit or purchase cards) is extinguished within three Business Days of its incurrence and (B) such Debt in respect of credit or purchase cards in extinguished within 60 days from its incurrence;

                  (xvi) accrual of interest on Debt otherwise permitted under this Section 7.01, accretion or amortization of original issue discount with respect to Debt otherwise permitted under this Section 7.01 and/or Debt incurred as a result of payment of interest in kind on Debt otherwise permitted under this Section 7.01;

                  (xvii) Debt or Synthetic Lease Obligations of the Borrower and its Subsidiaries not otherwise permitted by this Section 7.01 incurred after the Closing Date in an aggregate principal amount not to exceed $11,500,000 at any time outstanding; provided that no Default or Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such incurrence; and

                  (xviii) Debt of Foreign Subsidiaries of the Borrower organized and operating in Canada or Mexico incurred after the Closing Date in an aggregate principal amount not to exceed $1,150,000 at any time outstanding.

            (b) Notwithstanding any provision to the contrary contained herein, none of the Group Companies shall incur any Debt that is expressly subordinate or junior in right of payment to any Senior Debt unless such Debt by its terms is subordinated to the Subordinated Debentures and the Guarantees of the Guarantors, in each case on terms acceptable to the Lenders.

            SECTION 7.02 RESTRICTION ON LIENS. None of the Group Companies will create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary of Holdings) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except Liens described in any of the following clauses (collectively, "Permitted Liens"):

                  (i)   Liens securing the Senior Debt;

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

                  (ii) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) for taxes (including outstanding Chapter 11 taxes), assessments or governmental charges or levies not yet more than 30 days overdue or not required to be paid pursuant to Section 6.05;

                  (iii) Liens securing the charges, claims, demands or levies of landlords, carriers, warehousemen, mechanics, sellers of goods, carriers and other like persons which were incurred in the ordinary course of business and which (A) secure charges, claims, demands, or levies which are not more than 30 days overdue or not required to be paid pursuant to
      Section 6.05 or (B) do not, individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (c) which are being contested in good faith by appropriate proceedings diligently pursued, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

                  (iv) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.01; provided that no cash or other property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) the fair value of which exceeds $5,750,000 is deposited or delivered to secure any such judgment, decree or award, or any appeal bond in respect thereof;

                  (v) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) not securing Debt or Derivatives Obligations incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and other similar obligations incurred in the ordinary course of business;

                  (vi) Liens (including pledges or deposits) securing obligations in respect of surety bonds (other than appeal bonds), bids, trade contracts, public or statutory obligations, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

                  (vii) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance on the ordinary cause of business;

                  (viii) zoning restrictions, building codes, easements, rights of way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title not securing Debt or Derivatives Obligations which do not, individually or in the aggregate, materially impair the use of any property in the operation or business of Holdings or any of its Subsidiaries or the value of such property for the purpose of such business;

                  (ix)  Permitted Encumbrances;

                  (x) Liens securing Capital Lease Obligations and Purchase Money Debt permitted to be incurred under Section 7.01(iii) and Liens securing Debt of Foreign Subsidiaries permitted under Section 7.01(xviii);

                  (xi) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

                  (xii) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event;

                  (xiii) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

                  (xiv) any Lien securing Refinancing Debt in respect of any Debt of the Borrower or any Subsidiary of the Borrower secured by any Lien permitted by clauses (xi), (xii), (xiii) or (xxi) of this Section 7.02; provided that such Debt is not secured by any additional assets;

                  (xv) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights, in each case incurred in the ordinary course of business;

                  (xvi) licenses, sublicenses, leases or subleases granted by a Group Company as lessor to third Persons in the ordinary course of business not interfering in any material respect with the business of any Group Company;

                  (xvii) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Debt permitted to be incurred pursuant to Section 7.01(vii);

                  (xviii) any (A) Lien not securing any Debt, Derivatives Obligations or Synthetic Lease Obligations constituting an interest or title of a licensor, lessor or sublicensor or sublessor under any Operating Lease or license entered into by the Borrower or any of its Subsidiaries in compliance with this Agreement or (B) Lien resulting from the subordination by any such lessor or sublessor of its interest or title under such Operating Lease to any Lien described in subparagraph (viii) above; provided that the holder of such Lien or restriction agrees in writing to recognize the rights of such lessee or sublessee under such Operating Lease;

                  (xix) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

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

                  (xx) Liens securing obligations (other than Debt or Derivatives Obligations) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

                  (xxi) Liens existing on the Closing Date and listed on
      Schedule 7.02 hereto; provided that such Liens shall secure only those obligations which they secure on the date hereof (and permitted extensions, renewals and refinancings of such obligations) and shall not subsequently apply to any other property or assets of Holdings and its Subsidiaries (other than accessions to and the proceeds of the property or assets subject to such Liens to the extent provided by the terms thereof on the date hereof);

                  (xxii) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Business Acquisition;

                  (xxiii) Liens upon specific items or inventory or other goods and proceeds of the Borrower or any of its Subsidiaries securing such Person's obligations in respect of bankers' acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;

                  (xxiv) Liens deemed to exist in the ordinary course in connection with Cash Equivalents; and

                  (xxv) other Liens incurred by the Borrower and its Subsidiaries if the aggregate amount of the obligations secured thereby do not exceed $11,500,000.

            SECTION 7.03 NATURE OF BUSINESS. None of the Group Companies will alter in any material respect the character of the business conducted by such Person as of the Closing Date except that the Borrower and its Subsidiaries may engage in reasonable extensions thereof and in business reasonably related, ancillary or complementary thereto.

            SECTION 7.04 CONSOLIDATION, MERGER AND DISSOLUTION. Except in connection with an Asset Disposition permitted by the terms of Section 7.05, none of the Group Companies will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself or its affairs (or suffer any liquidations or dissolutions); provided that:

                  (i)   the Merger shall be permitted;

                  (ii) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, the Borrower, so long as (A) the Borrower is the surviving corporation of such merger, dissolution or liquidation, (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (C) no Person other than the Borrower or a Subsidiary Guarantor receives any consideration in respect or as a result of such transaction;

                  (iii) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, any other Domestic Subsidiary of the

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

      Borrower, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Subsidiary Guarantors, (y) a Subsidiary Guarantor is the surviving corporation of such merger, dissolution or liquidation, (z) no Person other than the Borrower or a Subsidiary Guarantor receives any consideration in respect of or as a result of such transaction and (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

                  (iv) any Foreign Subsidiary of the Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, the Borrower or any Subsidiary of the Borrower, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Subsidiary Guarantors, (y) the Borrower or a Subsidiary Guarantor, as the case may be, is the surviving corporation of any such merger, dissolution or liquidation and (z) no Person other than the Borrower or a Subsidiary Guarantor receives any consideration in respect of or as a result of such transaction and (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction; and

                  (v) the Borrower or any Subsidiary of the Borrower may merge with any Person (other than Holdings) in connection with a Permitted Business Acquisition if (A) in the case of any such merger involving the Borrower, the Borrower shall be the continuing or surviving corporation in such merger, (B) in the case of any such merger involving a Subsidiary Guarantor, such Subsidiary Guarantor, as the case may be, shall be the continuing or surviving corporation in such merger or the continuing or surviving corporation in such merger shall, simultaneously with the consummation of such merger, become a Subsidiary Guarantor having all the responsibilities and obligations of the Subsidiary Guarantor so merged, or
      (C) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Lenders may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 6.10 after giving effect to such transactions.

      In the case of any merger or consolidation permitted by this Section 7.04 of any Subsidiary of Holdings which is not a Credit Party into a Credit Party, the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Lenders may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 6.10 after giving effect to such transaction. Notwithstanding anything to the contrary contained above in this Section 7.04, no action shall be permitted which results in a Change of Control.

            SECTION 7.05 ASSET DISPOSITIONS. None of the Group Companies will make any Asset Disposition; provided that:

                  (i) any Group Company may sell inventory in the ordinary course of business on an arms'-length basis;

                  (ii) the Borrower may make any Asset Disposition to any of the Subsidiary Guarantors if (A) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Lenders may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.10 after giving effect to such Asset Disposition and (B) after giving effect to such Asset Disposition, no Default or Event of Default exists;

                  (iii) the Borrower and its Subsidiaries may liquidate or sell Cash Equivalents;

                  (iv) the Borrower or any of its Subsidiaries may sell, lease, transfer, assign or otherwise dispose of assets (other than in connection with any Casualty or Condemnation) to any other Person provided that the aggregate fair market value of all property, disposed of pursuant to this clause (iv) does not exceed $3,450,000 in the aggregate in any fiscal year of the Borrower or $11,500,000 in the aggregate from and after the Closing Date;

                  (v) the Borrower or any of its Subsidiaries may dispose of machinery or equipment which will be replaced or upgraded with machinery or equipment put to a similar use and owned, or otherwise used or useful in the ordinary course of business of and owned by such Person; provided that such replacement or upgraded machinery and equipment is acquired within 120 days after such disposition;

                  (vi) the Borrower or any of its Subsidiaries may in the ordinary course of business and in a commercially reasonable manner, dispose of obsolete, worn-out or surplus tangible assets and other excess property no longer used or useful in the ordinary course of business;

                  (vii) any Group Company may enter into any Sale/Leaseback Transaction not prohibited by Section 7.13;

                  (viii) any Subsidiary of the Borrower may sell, lease or otherwise transfer (x) any or all or substantially all of its assets (including any such transaction effected by way of merger or consolidation) to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, so long as after giving effect to such Asset Disposition, no Default or Event of Default exists, and (y) assets to Foreign Subsidiaries or non-Wholly-Owned Domestic Subsidiaries to the extent permitted by
      Section 7.06(x);

                  (ix) any non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower may sell, lease or otherwise transfer any or all or substantially all of its assets (including any such transactions effected by way of merger or consolidation) to any other non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower;

                  (x) any Group Company may (A) lease, as lessor or sublessor, or license, as licensor or sublicensor, real or personal property (including Intellectual Property) in the ordinary course of business and consistent with past practices and (B) grant options to purchase, lease or acquire real or personal property in the ordinary course of business, so long as the Asset Disposition resulting from the exercise of such option would otherwise be permitted under this Section 7.05;

                  (xi) any Group Company may dispose of defaulted receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction;

                  (xii) any Group Company may dispose of non-core assets acquired in connection with Permitted Business Acquisitions;

                  (xiii) any Group Company may make one or more Asset Dispositions involving any or all of the assets described in Schedule 7.05;

                  (xiv) any Group Company may make one or more Asset Dispositions in connection with a like-kind exchange pursuant to Section 1031 of the Code; provided that the Borrower shall have delivered to the Lenders a Pro-Forma Compliance Certificate demonstrating that upon giving effect on a Pro-Forma Basis to such transaction, the Credit Parties will be in compliance with all of the financial covenants set forth in Section 7.17(a) and (b) as of the last day of the most recent period of four consecutive fiscal quarters of Holdings which precedes or ends on the date of such transaction and with respect to which the Lenders have received the consolidated financial information required under Section 6.01(a) or
      (b) and the officer's certificate required under Section 6.01(d);

                  (xv) any Group Company may sell or dispose of Equity Interests in its Subsidiaries to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries; and

                  (xvi) any Group Company may make any other Asset Disposition; provided that (A) at least 75% of the consideration therefor is cash or Cash Equivalents; (B) if such transaction is a Sale/Leaseback Transaction, such transaction is permitted by Section 7.01 and Section 7.13; (C) such transaction does not involve the sale or other disposition of a minority Equity Interest in any Group Company; (D) the aggregate fair market value of all assets sold or otherwise disposed of by the Group Companies in all such transactions in reliance on this clause (xv) shall not exceed $11,500,000 in the aggregate from and after the Closing Date; and (E) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction.

            SECTION 7.06 INVESTMENTS.

            (a) Investments. None of the Group Companies will hold, make or acquire, any Investment in any Person, except the following:

                  (i) Investments existing on the date hereof in Persons which are Subsidiaries on the date hereof;

                  (ii) Holdings, the Borrower, Intermediate Holdings or any Subsidiary of the Borrower may invest in cash and Cash Equivalents;

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

                  (iii) Holdings or Intermediate Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or any of its Subsidiaries in connection with such officers' or employees' acquisition of Equity Interests of Holdings or Intermediate Holdings, so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations or such cash is immediately reinvested in such Equity Interest;

                  (iv) the Borrower and any Subsidiary of the Borrower may acquire and hold receivables not constituting Debt owing to them, if created or acquired in the ordinary course of business;

                  (v) the Borrower and each Subsidiary of the Borrower may acquire and own Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vi) deposits by the Borrower or any Subsidiary of the Borrower made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

                  (vii) Holdings may make equity contributions to the capital of Intermediate Holdings which may make equity contributions to the capital of the Borrower and both Holdings and Intermediate Holdings may incur Guaranty Obligations permitted under Section 7.01(viii);

                  (viii) Holdings and Intermediate Holdings may hold the (i) Trust Common Securities and (ii) promissory notes issued by the Borrower and Intermediate Holdings (as applicable);

                  (ix) the Borrower may make Investments in any of its Wholly-Owned Domestic Subsidiaries and any Subsidiary of the Borrower may make Investments in the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower;

                  (x) the Borrower and its Subsidiaries may make Investments in any Foreign Subsidiary organized and operating in Canada or Mexico or any non-Wholly-Owned Domestic Subsidiary of the Borrower (A) in the case of Investments by the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Debt) and together with the fair market value of all assets transferred pursuant to
      Section 7.05(viii)) at any one time outstanding not exceeding $5,750,000 and (B) to the extent such Investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Subsidiary to such Foreign Subsidiary or non-Wholly-Owned Domestic Subsidiary for resale by such Foreign Subsidiary or non-Wholly-Owned Domestic Subsidiary (including any such Investments resulting from the extension of the payment terms with respect to such sales);

                  (xi) so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Borrower may make Investments in Holdings and Intermediate Holdings provided that (A) all proceeds thereof are applied by Holdings or passed on by Intermediate Holdings to Holdings solely for the purposes of Section 7.08(d); and (B) no such Investment shall be made if an interest payment in respect of the Junior Debentures could not, but for such Investment, be made in accordance with Section 7.08(d);

                  (xii) the Borrower and its Subsidiaries may make transfers of assets to the Borrower and its Subsidiaries in accordance with Section 7.05(viii) and (ix) and in connection with mergers and consolidations permitted under Section 7.04;

                  (xiii) the Borrower and its Subsidiaries may purchase inventory, machinery, equipment and other assets in the ordinary course of business;

                  (xiv) the Borrower and its Subsidiaries may make expenditures in respect of Permitted Business Acquisitions;

                  (xv) the Borrower or any of its Subsidiaries may make loans and advances to employees of Holdings and its Subsidiaries for moving and travel and other similar expenses, in each case in the ordinary course of business, in an aggregate principal amount not to exceed $300,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

                  (xvi) the Borrower or any of its Subsidiaries may make loans and advances to Holdings and Intermediate Holdings and Intermediate Holdings may make loans to Holdings for the purposes and in the amounts necessary to make payments described in Section 7.07;

                  (xvii) Holdings and Intermediate Holdings may redeem or repurchase Equity Interests to the extent permitted by Section 7.07;

                  (xviii) the Borrower and its Subsidiaries may make Investments in Permitted Joint Ventures in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Debt) at any one time outstanding not exceeding $5,750,000;

                  (xix) Investments existing on the date hereof and identified on Schedule 7.06;

                  (xx) Investments arising out of the receipt by the Borrower or any of its Subsidiaries of noncash consideration for the sale of assets permitted under Section 7.05;

                  (xxi) Investments resulting from pledges and deposits specifically referred to in Section 7.02; and

                  (xxii) other Investments not otherwise permitted by this
      Section 7.06 in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Debt but excluding any portion thereof funded with proceeds of an Qualifying Equity Issuance) at any time outstanding not exceeding $11,500,000 in the aggregate;

provided that no Group Company may make or own any Investment in Margin Stock.

            (b) Limitation on the Creation of Subsidiaries. No Group Company will establish, create or acquire after the Closing Date any Subsidiary; provided that the Borrower and its Subsidiaries shall be permitted to establish, create or acquire Subsidiaries so long as (i) at least 5 days' prior written notice thereof is given to the Lenders, (ii) the Investment resulting from such establishment, creation or acquisition is permitted pursuant to Section 7.06(a) above, (iii) such new Subsidiary (other than a Foreign Subsidiary, except to the extent otherwise required pursuant to Section 6.10(d)) executes a counterpart of the Accession Agreement and the Guaranty, to the extent required by Section 6.10, and (iv) such new Subsidiary, to the extent requested by the Lenders, takes all other actions required pursuant to Section 6.10.

            SECTION 7.07 RESTRICTED PAYMENTS, ETC. None of the Group Companies will declare or pay any Restricted Payments (other than Restricted Payments payable solely in Equity Interests (exclusive of Debt Equivalents) of such Person), except that:

                  (i) any Wholly-Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

                  (ii) any non-Wholly-Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower or ratably to all holders of its outstanding Equity Interests;

                  (iii) Holdings and Intermediate Holdings may redeem or repurchase Equity Interests (or Equity Equivalents) or to make payments on notes issued in connection with the prior redemption or purchase of such Equity Interests and permitted pursuant to Section 7.01(xii) from (A) officers, employees and directors of any Group Company (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise or
      (B) other holders of Equity Interests or Equity Equivalents in Holdings and Intermediate Holdings, so long as the purpose of such purchase is to acquire common stock for reissuance to new officers, employees and directors (or their estates) of any Group Company, to the extent so reissued within 12 months of any such purchase; provided that in all such cases (A) no Default or Event of Default is then in existence or would otherwise arise therefrom, (B) the aggregate amount of all cash distributed by the Borrower directly or indirectly to Holdings and Intermediate Holdings in respect of all such shares so redeemed or repurchased (or otherwise spent by Holdings and Intermediate Holdings) does not exceed $2,300,000 in any fiscal year of Holdings (with unused amounts being carried forward to succeeding fiscal years) or $11,500,000 in the aggregate from and after the Closing Date, and provided further that Holdings and Intermediate Holdings may purchase, redeem or otherwise acquire Equity Interests and Equity Equivalents of Holdings and Intermediate Holdings pursuant to this clause (iii) without regard to the restrictions set forth in the first proviso above for consideration consisting of the proceeds of key man life insurance obtained for the purposes described in this clause (iii);

                  (iv) so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Borrower may make cash Restricted Payments, directly or indirectly, to Holdings and Intermediate Holdings, if Holdings and Intermediate Holdings promptly uses such proceeds for the purposes described in clause (iii) above;

                  (v) the Borrower and Intermediate Holdings may make cash Restricted Payments, directly or indirectly, to Intermediate Holdings or Holdings (as the case may be) for the purpose of paying, and in amounts not to exceed the amount necessary to pay, (A) the then currently due fees and expenses of Holdings' counsel, accountants and other advisors and consultants, and other operating and administrative expenses of Holdings (including employee and compensation expenditures and other similar costs and expenses) incurred in the ordinary course of business that are for the benefit of, or are attributable to, or are related to, including the financing or refinancing of, Holdings' Investment in the Borrower and its Subsidiaries, (B) the then currently due fees and expenses of Holdings' independent directors and observers, (C) the then currently due taxes payable by Holdings solely on account of the income of Holdings related to its Investment in the Borrower and its Subsidiaries and the reasonable expenses of preparing returns reflecting such taxes; provided that Holdings agrees to be obligated to contribute to the Borrower any refund Holdings receives relating to any such taxes and (D) so long as no Default or Event of Default is then in existence or would arise therefrom, other fees and expenses permitted under Section 7.09;

                  (vi) the Borrower may pay directly or indirectly to Intermediate Holdings or Holdings the amount that Holdings is required to pay for franchise, federal, state, local or other taxes on income as the common parent of an affiliated group (within the meaning of Section 1504 of the Code) and quarterly or annually for other taxes incurred by Intermediate Holdings or Holdings; provided that (A) such payments with respect to income taxes may be made only in respect of the period during which the Borrower is consolidated with Holdings for purposes of the payment of such taxes and (B) no such payment by the Borrower may be paid until 15 days after receipt by the Lenders of a certificate of the chief financial officer or chief accounting officer of the Borrower in form and substance acceptable to the Lenders demonstrating compliance with the foregoing provisions (such payments being herein referred to as ("Permitted Tax Dividends").

                  (vii) so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Borrower may make Restricted Payments to Holdings, directly or indirectly, provided that (A) all proceeds thereof are applied by Holdings solely for the purposes of
      Section 7.08(d); and (B) no such Restricted Payment shall be made if an interest payment in respect of the Junior Debentures could not, but for such Restricted Payment, be made in accordance with Section 7.08(d);

                  (viii) Holdings and its Subsidiaries may make Restricted Payments made with Net Cash Proceeds of one or more Qualifying Equity Issuances within three Business Days following the receipt thereof; provided that, after giving effect to such Restricted Payment, no Change of Control shall have occurred;

                  (ix) Holdings and Intermediate Holdings may make noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

                  (x) cash payments by Holdings and Intermediate Holdings in lieu of the issuance of fractional shares upon exercise or conversion of Equity Equivalents.

            SECTION 7.08 PREPAYMENTS OF DEBT, ETC.

            (a) Amendments of Agreements. None of the Group Companies will, or will permit any of their respective Subsidiaries to, after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the terms, agreements, covenants or conditions of or applicable to (i) the Junior Debentures or (ii) any other Subordinated Debt issued by such Group Company if such amendment, waiver or modification would add or change any terms, agreements, covenants or conditions in any manner adverse to any Group Company, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

            (b) Prohibition Against Certain Payments of Principal and Interest of Other Debt. Except as provided in subsections (c) or (d) below, none of the Group Companies will (i) directly or indirectly, redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Debt, or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of the maker or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the terms and conditions applicable to such Subordinated Debt or (ii) make any interest or other payment in respect of the Junior Debentures or any other Subordinated Debt.

            (c) Certain Allowed Payments in Respect of Subordinated Debt. Holdings, the Borrower and any of its Subsidiaries may (i) make regularly scheduled interest payments as and when due in respect of any Subordinated Debt (other than the Junior Debentures) of the Borrower entered into in compliance with Section 7.01, (ii) refinance Subordinated Debt to the extent expressly permitted under Section 7.01, in each case other than any such payments prohibited by the subordination provisions applicable thereto; (iii) exchange Subordinated Debt of Holdings or any of its Subsidiaries for Equity Interests issued by Holdings or Intermediate Holdings (provided that Subordinated Debt of Holdings may be exchanged for Equity Interests of Holdings only); and (iv) permit the cancellation or forgiveness of Subordinated Debt of Holdings or any of its Subsidiaries.

            (d)   Allowed Payments in Respect of the Junior Debentures.

                  (i) Holdings may make (A) interest payments as and when due, and (B) payments of deferred interest (or a portion thereof), in respect of the Junior Debentures in each case if (I) no Event of Default under Section 8.01(a) continuing unremedied or unwaived and (II) Holdings shall have delivered to the Lenders a Pro-Forma Compliance Certificate demonstrating that upon giving effect to such payments on a Pro-Forma Basis, including as if such payments under clause (A) and (B) were made in the prior period of calculation (with pro-forma adjustments satisfactory to the Lenders), the Fixed Charge Coverage Ratio, as of the last day of the period of four consecutive fiscal quarters of Holdings, taken as a single accounting period, most recent period of four consecutive fiscal quarters of Holdings which precedes or ends on the date of such payment, will not be less than the ratio set forth below opposite the period during which such day occurs:

    FISCAL QUARTERS ENDED                                       RATIO
    ---------------------                                       -----
Closing Date through 12/31/06                                1.10 to 1.0
1/01/07 through 12/31/07                                     1.15 to 1.0
1/01/08 through 12/31/08                                     1.20 to 1.0
1/01/09 through 12/31/09                                     1.25 to 1.0
1/01/10 through 3/31/11                                      1.30 to 1.0

                  (ii) In the event that Holdings cannot make a payment pursuant to the terms of paragraph (i) above, Holdings will within five Business Days after the calculation under paragraph (i) above prior to the relevant scheduled interest payment date under the Junior Debentures serve a notice on the Junior Debenture Holders of an Extension Period for a period of not less than six months (as such term is defined in the Junior Debentures Indenture) (an "Extension Notice"), with a copy of such notice, certified as true and correct, to be simultaneously delivered to the Lenders; and

                  (iii) After all Senior Debt is indefeasibly paid in full in cash, Holdings hereby irrevocably appoints the Lenders as its attorney-in-fact (with full power of substitution and delegation) in its name and on its behalf to serve an Extension Notice on the Junior Debenture Holders, in the event that Holdings does not deliver an Extension Notice to the Junior Debenture Holders and the Lenders within the applicable period as prescribed in paragraph (ii) above.

            SECTION 7.09 TRANSACTIONS WITH AFFILIATES. None of the Group Companies will engage in any transaction or series of transactions with any Affiliate of Holdings other than:

                  (i) commencing with the fiscal quarter of the Borrower ended March 31, 2004, the payment of management and other fees when due, pursuant to the Management Agreement and OTPP Side Letter, in each case, as in effect, on the date hereof, when due; provided that no such payment may be made if the Lenders shall have notified the Borrower (which notice may be provided by electronic mail) that a Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such payment (it being understood and agreed that any payment which cannot be made when due as a result of a Default or an Event of Default shall continue to accrue and may be made upon the cure or waiver of such Default or Event of Default or otherwise with the consent of the Lenders);

                  (ii) reimbursement of reasonable out-of-pocket expenses and indemnities pursuant to the Management Agreement and OTPP Side Letter;

                  (iii) transfers of assets to any Credit Party other than Holdings permitted by Section 7.05;

                  (iv)  transactions expressly permitted by Section 7.01,
      Section 7.04, Section 7.05, Section 7.06 or Section 7.07;

                  (v) normal compensation, indemnities and reimbursement of reasonable expenses of officers, directors and board observers;

                  (vi) other transactions in existence on the Closing Date to the extent disclosed in Schedule 7.09;

                  (vii) any transaction entered into among the Borrower and its Wholly-Owned Domestic Subsidiaries or among such Wholly-Owned Subsidiaries;

                  (viii) preemptive rights held by the Investor Group in respect of the Equity Interests of Holdings or Intermediate Holdings; and

                  (ix) so long as no Default or Event of Default has occurred and is continuing, other transactions which are engaged in by the Borrower or any of its Subsidiaries in the ordinary course of its business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms'-length transaction with an independent, unrelated third party.

Notwithstanding the foregoing, none of Holdings or any of its Subsidiaries will enter into any management, consulting or similar agreement or arrangement other than the Management Agreement with, or otherwise pay any professional, consulting, management or similar fees to or for the benefit of, the Sponsor Group or its successors or transferees, except for payments pursuant to the Management Agreement permitted under clause (i), (ii), (vi) or (viii) above.

            SECTION 7.10 FISCAL YEAR; ORGANIZATIONAL AND OTHER DOCUMENTS. None of the Group Companies will (i) change its fiscal year or (ii) consent to any amendment, modification or supplement that is adverse in any respect to the Lenders to its articles or certificate of incorporation, bylaws (or analogous organizational documents), the Acquisition Documents, the Management Agreement or any agreement entered into by it with respect to its Equity Interests (including the Capitalization Documents and the Stockholder Agreements), in each case as in effect on the Closing Date. The Borrower will cause the Group Companies to promptly provide the Lenders with copies of all amendments to the foregoing documents and instruments as in effect as of the Closing Date.

            SECTION 7.11 RESTRICTIONS WITH RESPECT TO INTERCORPORATE TRANSFERS. None of the Group Companies will create or otherwise cause or permit to exist any consensual encumbrance or restriction which prohibits or otherwise restricts
(i) the ability of any such Subsidiary to (A) make Restricted Payments or pay any Debt owed to the Borrower or any Subsidiary of the Borrower, (B) pay Debt or other obligations owed to any Credit Party, (C) make loans or advances to the Borrower or any Subsidiary of the Borrower, (D) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower or (E) act as a Subsidiary Guarantor or (ii) the ability of Holdings or any Subsidiary of Holdings to create, incur, assume or permit to exist any Lien upon its property or assets whether now owned or hereafter acquired to secure the Senior Obligations, except in each case for prohibitions or restrictions existing under or by reason of:

                  (i) this Agreement and the other Subordinated Debenture Documents;

                  (ii) restrictions in effect on the date of this Agreement contained in the Senior Finance Documents or the Junior Debentures Documents, all as in effect on the date of this Agreement, and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinancing Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive than those contained in the agreements governing the Debt being renewed, extended or refinanced;

                  (iii) customary non-assignment provisions with respect to contracts, leases or licensing agreements entered into by the Borrower or any of its Subsidiaries, in each case entered into in the ordinary course of business and consistent with past practices;

                  (iv) any restriction or encumbrance with respect to any asset of the Borrower or any of its Subsidiaries or a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement;

                  (v) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business in connection with Permitted Joint Ventures;

                  (vi) restrictions on cash and other deposits or net worth imposed by customers or suppliers in the ordinary course of business and consistent with past practice;

                  (vii) any restriction applicable to an acquired Subsidiary of the Borrower pursuant to agreements in effect on the date such Subsidiary became a Subsidiary of the Borrower and otherwise permitted to remain in effect hereunder; provided that such restrictions apply only to such Subsidiary;

                  (viii) Liens permitted under Section 7.02 and any documents or instruments governing the terms of any Debt or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens; and

                  (ix) documents evidencing indebtedness incurred by Foreign Subsidiaries to the extent permitted under Section 7.01.

            SECTION 7.12 OWNERSHIP OF SUBSIDIARIES; LIMITATIONS ON HOLDINGS AND THE BORROWER.

            (a) Holdings and the Borrower will not (i) permit any Subsidiary of the Borrower to issue Equity Interests to any Person, except (A) the Borrower or any Wholly-Owned Subsidiary of the Borrower, (B) to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries or (C) in the case of non-Wholly-Owned Subsidiaries of the Borrower, ratably to all holders of its outstanding Equity Interests or (ii) permit any non Wholly Owned Subsidiary of the Borrower to issue any shares of Preferred Stock.

            (b) Each of Holdings and Intermediate Holdings will not (i) hold any material assets other than the Trust Common Securities, the Equity Interests of Intermediate Holdings and the Borrower respectively and cash or Cash Equivalents expressly permitted to be received and held by it from time to time in accordance with this Agreement, (ii) have any material liabilities other than
(A) liabilities under the Senior Finance Documents, the Subordinated Debentures, the Junior Debentures or the Management Put Rights and other obligations or liabilities expressly permitted to be incurred by it pursuant to Section 7.01 and (B) tax and accrued liabilities and expenses in the ordinary course of business or (iii) engage in any business activity other than (A) owning the Trust Common Securities, the common stock of Intermediate Holdings and the Borrower, respectively (including purchasing additional shares of common stock after the Closing Date), and activities incidental or related thereto or to the maintenance of the corporate existence of Holdings and Intermediate Holdings, respectively, or compliance with applicable law, (B) acting as a Guarantor under its Guaranty and pledging its assets to the Collateral Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party, (C) acting as a guarantor in respect of the Debt arising under (x) this Agreement and the Subordinated Debentures, and (y) the Trust Preferred Securities, and other Guaranty Obligations expressly permitted to be incurred by it pursuant to
Section 7.01 and (D) issuing its own Capital Stock (other than Debt
Equivalents).

            (c) Holdings and Intermediate Holdings will not permit any Person other than (i) Holdings to hold any Equity Interests comprised of common stock of Intermediate Holdings and (ii) Intermediate Holdings to hold Equity Interests or Equity Equivalents of the Borrower.

            SECTION 7.13 SALE AND LEASEBACK TRANSACTIONS. None of the Group Companies will directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease (whether an Operating Lease or a Capital Lease) of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Group Company has sold or transferred or is to sell or transfer to any other Person which is not a

Group Company or (ii) which such Group Company intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Group Company to another Person which is not a Group Company in connection with such lease; provided, however, that the Group Companies may enter into any Sale/Leaseback Transaction if (i) after giving effect on a Pro-Forma Basis to such Sale/Leaseback Transaction, the aggregate outstanding Attributable Debt in respect of all Sale/Leaseback Transactions does not exceed $5,750,000 and the Borrower shall be in compliance with all other provisions of this Agreement, including Section 7.01 and Section 7.02, (B) the gross cash proceeds of any such Sale/Leaseback Transaction are at least equal to the fair market value of such property (as determined by the Board of Directors, whose determination shall be conclusive if made in good faith) and (C) the Net Cash Proceeds are applied as set forth in Section 2.09(b)(iv) to the extent required therein.

            SECTION 7.14 CAPITAL EXPENDITURES.

            (a) None of the Group Companies will make any Consolidated Capital Expenditures, except that during any of the fiscal years set forth below, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of such Consolidated Capital Expenditures (other than Consolidated Capital Expenditures made with the Net Cash Proceeds of one or more Qualified Equity Issuances) does not exceed the amount indicated opposite such period; provided that the reference below to the 2004 fiscal year shall be to the year from the Closing Date to the last day of such fiscal year:

PERIOD                                    AMOUNT
------                                    ------
 2004                                  $17,250,000
 2005                                  $17,250,000
 2006                                  $17,250,000
 2007                                  $18,400,000
 2008                                  $18,400,000
 2009                                  $19,550,000
 2010                                  $19,550,000
 2011                                  $20,700,000

            (b) To the extent that Consolidated Capital Expenditures permitted under subsection (a) above for any period set forth above are less than the applicable amount specified in the table in subsection (a) above, the difference may be carried forward and utilized to make Consolidated Capital Expenditures during succeeding fiscal years so long as the aggregate amount of Consolidated Capital Expenditures made during any fiscal year does not exceed 120% of the applicable amount set forth for such year in the table above.

            (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures (which Consolidated Capital Expenditures will not be included in any determination under subsection
(a) above) with the Net Cash Proceeds of Asset Dispositions, to the extent such Net Cash Proceeds are not required to be applied to repay Senior Debt pursuant to Section 2.09(b)(iii) of the Senior Credit Agreement.

            SECTION 7.15 ADDITIONAL NEGATIVE PLEDGES. None of the Group Companies will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Subordinated Debenture Documents, the Senior Debt and any Debt consisting of Refinancing Debt issued to refinance all or any portion of the foregoing, (ii) pursuant to any document or instrument governing Capital Lease Obligations or Purchase Money Debt incurred pursuant to Section 7.01 if any such restriction contained therein relates only to the assets or assets acquired in connection therewith, (iii) pursuant to any Derivatives Agreement entered into pursuant to Section 7.01(vi),
(iv) pursuant to any document or instrument governing Debt incurred by Foreign Subsidiaries and permitted by Section 7.01, (v) pursuant to any documents or agreements creating any Lien referred to in Section 7.02(xvii) if such restriction contained therein relates only to the incurred premiums, dividends, rebates and other rights permitted to be subject to such Lien in accordance with
Section 7.02(xvii), (vi) any documents or agreements creating any Lien referred to in Section 7.02(vi) if such restriction contained therein relates only to the property of assets subject to the surety bond or similar obligation permitted to be secured thereby pursuant to Section 7.02(vi), (vii) pursuant to an agreement which has been entered into by the Borrower or any of its Subsidiaries for the sale or disposition of any assets of the Borrower or such Subsidiary or of any Subsidiary of the Borrower if such restriction contained therein relates only to the Subsidiary or its assets which is the subject of the sale provided for therein, and (viii) pursuant to a joint venture or other similar agreement entered into in the ordinary course of business in connection with Permitted Joint Ventures so long as any such restriction contained therein relates only to the assets of, or the interest of the Borrower and its Subsidiaries in, such Permitted Joint Venture.

            SECTION 7.16 [INTENTIONALLY OMITTED].

            SECTION 7.17 FINANCIAL COVENANTS.

            (a) Leverage Ratio. The Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings ending on the last day of any calendar quarter ending during any period described below will not be greater than the ratio set forth below opposite the period during which such calendar quarter ends:

CALENDAR QUARTERS ENDED DURING                                   RATIO
------------------------------                                   -----
Closing Date through 3/31/05                                  5.64 to 1.0
4/1/05 through 9/30/05                                        5.46 to 1.0

CALENDAR QUARTERS ENDED DURING                                   RATIO
------------------------------                                   -----
10/01/05 through 3/31/06                                      5.18 to 1.0
4/01/06 through 9/30/06                                       4.89 to 1.0
10/01/06 through 6/30/07                                      4.60 to 1.0
7/01/07 through 6/30/08                                       4.31 to 1.0
1/01/09 through 12/31/09                                      3.45 to 1.0
1/01/10 through 12/31/10                                      2.88 to 1.0
1/01/11 and thereafter                                        2.59 to 1.0

            (b) Interest Coverage Ratio. The Interest Coverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower and its Consolidated Subsidiaries ending on or about the last day of any calendar quarter ending during any period described below, in each case for the period of four consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries then ended, taken as a single accounting period, will not be less than the ratio set forth below opposite the period during which such calendar quarter ends:

CALENDAR QUARTERS ENDED DURING                           RATIO
------------------------------                           -----
Closing Date through 12/31/05                         2.64 to 1.0
   1/01/06 through 6/30/08                            2.85 to 1.0
   7/01/08 through 12/31/08                           2.98 to 1.0
   1/01/09 through 12/31/10                           3.19 to 1.0
    1/01/11 and thereafter                            3.40 to 1.0

            (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings ending on or about the last day of any calendar quarter ending during any period described below, in each case for the period of four consecutive fiscal quarters of Holdings then ended, taken as a single accounting period will not be less than the ratio set forth below opposite the period during which such calendar quarter ends:

CALENDAR QUARTERS ENDED DURING                                   RATIO
------------------------------                                   -----
Closing Date through 12/31/04                                  1.0 to 1.0
1/01/05 through 12/31/05                                       .95 to 1.0
1/01/06 and thereafter                                         1.0 to 1.0

            SECTION 7.18 AMENDMENT OF SENIOR FINANCE DOCUMENTS. The Credit Parties shall not amend the Senior Finance Documents to (a) increase the principal amount of the Senior Debt (except as permitted by the definition of Senior Debt herein), (b) increase any applicable margin (including fees) with respect to the Senior Debt by more than 2% over the highest interest rate margin applicable to the Senior Debt on the date hereof except in connection with the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents in effect on the date hereof or change the floating interest rate component of the Senior Debt from Prime Rate or London Interbank Offered Rate, (c) extend the final maturity of the Senior Debt (as set forth in the Senior Debt Documents in effect on the date hereof) to a date less than six months prior to the maturity date of the Subordinated Debt, or (d) shorten the weighted average term to maturity by more than six months. In the event that any Senior Finance Document is amended to add or make more restrictive any covenant or event of default with respect to the Senior Debt, at the request of the Lenders, the Lenders and the Credit Parties shall amend the Subordinated Debenture Documents to provide for such additional, or more restrictive, covenant or event of default (it being understood that any such additional, or more restrictive, financial covenant shall be subject to "cushions" consistent with the existing "cushions" between the existing financial covenant set forth in the Senior Finance Documents and the Subordinated Debenture Documents). In the event that any Senior Finance Document is amended to change the dates upon which payments of principal or interest on the Senior Debt are due, at the request of the Lenders, the Lenders and the Credit Parties shall amend the Subordinated Debenture Documents to change interest payment dates with respect to the Obligations such that the number of days between the interest payment dates under the Senior Finance Documents and the Subordinated Debenture Documents remain the same as on the date hereof.

            SECTION 7.19 INDEPENDENCE OF COVENANTS. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                                  ARTICLE VIII
                                    DEFAULTS

            SECTION 8.01 EVENTS OF DEFAULT. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an "Event of Default"):

            (a)   Payment. Any Credit Party shall:

                  (i) Default, and such default shall continue for 10 or more calendar days, in the payment when due (whether by scheduled maturity, acceleration or otherwise) of any principal of the Loan; or

                  (ii) default, and such default shall continue for five or more Business Days, (A) in the payment when due of any interest on the Loan, or (B) after receipt of a notice of a default with respect thereto, in the payment of any fees or other amounts owing hereunder, under any of the other Subordinated Debenture Documents or in connection herewith.

            (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Subordinated Debenture Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

            (c)   Covenants. Any Credit Party shall:

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.01(a) or (j), 6.02, 6.08, 6.11 or Article VII;

                  (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.01(b), (c) or (d) and such default shall continue unremedied for a period of five Business Days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Lenders; or

                  (iii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(e), (f), (g),
      (h) or (i) and such default shall continue unremedied for a period of ten Business Days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Lenders; or

                  (iv) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i), (c)(ii) or (c)(iii) of this Section 8.01) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Lenders.

            (d) Other Subordinated Debenture Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Subordinated Debenture Documents and such default shall continue unremedied for a period of 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Lenders or (ii) except pursuant to the terms thereof, any Subordinated Debenture Document shall fail to be in full force and effect or any Credit Party shall so assert.

            (e)   Cross-Default.

                  (i) any Group Company (A) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise but after giving effect to all applicable grace periods), regardless of amount, in respect of any Debt, Guaranty Obligation or Synthetic Lease Obligations (other than in respect of Senior Debt) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,750,000, (B) fails to make payment of any principal or interest when due (whether scheduled or by acceleration, but after giving effect to all applicable grace periods), regardless of amount, in respect of any Senior Debt, or (C) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Debt, Guaranty Obligation or Synthetic Lease Obligations, if, as the result of such failure, event or condition, such Debt or Synthetic Lease Obligations is declared due and payable prior to its stated maturity or such Guaranty Obligation becomes payable; or

                  (ii) there occurs under any Derivatives Agreement or Derivatives Obligation in each case that are not related to the Senior Obligations (as defined in the Senior Credit Agreement) an Early Termination Date (as defined in such Derivatives Agreement) resulting from
      (A) any event of default under such Derivatives Agreement as to which any Group Company is the Defaulting Party (as defined in such Derivatives Agreement) or (B) any Termination Event (as so defined) as to which any Group Company is an Affected Party (as so defined), and, in either event, the Derivatives Termination Value owed and not paid within 10 Business Days of when due by a Group Company as a result thereof is greater than $5,750,000.

            (f) Insolvency Events. (i) Any Group Company (other than an Insignificant Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or (ii) an involuntary case or other proceeding shall be commenced against any Group Company (other than an Insignificant Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or any order for relief shall be entered against any Group Company (other than an Insignificant Subsidiary) under the federal bankruptcy laws as now or hereafter in effect.

            (g) Judgments. One or more judgments, orders, decrees or arbitration awards is entered against any Group Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance or an indemnity from a creditworthy third party as to which the insurer or indemnitor, as applicable, does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $5,750,000 or more, and the same shall not have been discharged, vacated or stayed pending appeal within 30 days after the entry thereof.

            (h) Employee Benefit Plans. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Group Company in an amount that could reasonably be expected to have a Material Adverse Effect.

            (i) Guaranties. Any Guaranty given by any Credit Parties or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such Guaranty.

            (j) Subordinated Debt. (i) Any Governmental Authority with applicable jurisdiction determines that the Lenders are not holders of senior indebtedness (as defined in the Junior Debentures Indenture or any other Subordinated Debt) or (ii) the subordination provisions creating the Subordinated Debt shall, in whole or in part terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt.

            SECTION 8.02 ACCELERATION; REMEDIES. Subject to the Subordination Agreement, upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Lenders (or the Lenders as may be required pursuant to Section 9.03), the Lenders shall, by written notice to the Borrower, take any of the following actions without prejudice to the rights of any Lender to enforce its claims against the Credit Parties except as otherwise specifically provided for herein:

            (a) Acceleration of Loan. Declare the unpaid principal of and any accrued interest in respect of the Loan and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties. Notwithstanding any provision of this Agreement to the contrary, upon acceleration of the Loan pursuant to this
Section 8.02(a), a Repayment Charge shall be due and payable hereunder, calculated as if the Subordinated Debentures were prepaid on the date of the Default.

            (b) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Subordinated Debenture Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

            Notwithstanding the foregoing, if an Event of Default specified in
Section 8.01(f) shall occur, then the Loan, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Subordinated Debenture Documents shall immediately become due and payable without the giving of any notice or other action by the Lenders, which notice or other action is expressly waived by the Credit Parties.

            Each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

            In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Subordinated Debenture Document shall have been breached by any Credit Party, then the Lenders may proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Subordinated Debenture Document. Without limitation of the foregoing, the Borrower agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Lenders acting pursuant to this paragraph shall be indemnified by the Borrower against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 9.05.

            SECTION 8.03 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

            (a) Priority of Distributions. The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Sections 2.08, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Lenders on account of amounts then due and outstanding under any of the Subordinated Debenture Documents shall be paid over or delivered in respect of the Obligations as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Lenders in connection with enforcing the rights of the Lenders under the Subordinated Debenture Documents or otherwise with respect to the Obligations owing to such Lender;

                  SECOND, to the payment of all of the Obligations consisting of accrued fees and interest;

                  THIRD, except as set forth in clauses First or SECOND above, to the payment of the outstanding Obligations owing to any Lender, Pro-Rata;

                  FOURTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

            In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its Pro-Rata Share of amounts available to be applied.

            (b) Pro-Rata Treatment. For purposes of this Section, "Pro-Rata Share" means, when calculating a Lender's portion of any distribution or amount, that amount

(expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Lender's Obligations and the denominator of which is the then outstanding amount of all Obligations. When payments to the Lenders are based upon their respective Pro-Rata Shares, the amounts received by such Lenders hereunder shall be applied (for purposes of making determinations under this Section 8.03 only) to their Obligations. If any payment to any Lender of its Pro-Rata Share of any distribution would result in overpayment to such Lender, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Lenders, with each Lender whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Lender and the denominator of which is the unpaid Obligations of all Lenders entitled to such distribution.

            (c)   [Intentionally Omitted]

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01 NOTICES AND OTHER COMMUNICATIONS.

            (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices: (i) in the case of Holdings, Intermediate Holdings, the Borrower or Allied Capital as set forth on the signature pages hereof; (ii) in the case of any Lender, as set forth in any applicable Assignment and Acceptance pursuant to which such Lender became a Lender hereunder; and (iii) in the case of any party, at such other address as shall be designated by such party in a notice to the Borrower and Allied Capital. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii)
(A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Allied Capital or any other Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified pursuant to this Section 9.01, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder. Notwithstanding anything to the contrary contained herein, if Allied Capital transfers all or any portion of the Subordinated Debentures to a Person other than the Agent (as defined in the Senior Credit Agreement) or its Affiliates, the Borrower shall deliver all information described in Sections 6.01(a) through 6.01(d) to the holder of a majority of the principal amount of the Subordinated

Debentures, which holder shall act as agent for the other holders of Subordinated Debentures, and delivery to such agent shall be deemed to be a delivery to all holders of Subordinated Debentures for the purposes of such sections.

            (b) Effectiveness of Facsimile Documents and Signatures. Subordinated Debenture Documents may be transmitted and/or signed by facsimile or signed and delivered by electronic mail in an Adobe PDF document. The effectiveness of any such documents and signatures shall, subject to requirements of Law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties and the Lenders. The Lenders may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document, Adobe PDF document or signature.

            (c) Limited Use of Electronic Mail. Except as expressly provided herein or as may be agreed by the Lenders in their sole discretion, electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Subordinated Debenture Documents for execution by the parties thereto, to distribute executed Subordinated Debenture Documents in Adobe PDF format and may not be used for any other purpose.

            (d) Reliance by Lenders. The Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower or any other Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lenders from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Lenders may be recorded by the Lenders, and each of the parties hereto hereby consents to such recording.

            SECTION 9.02 NO WAIVER; CUMULATIVE REMEDIES; AMENDMENT.

            (a) No failure or delay on the part of a Lender in exercising any right, power or privilege hereunder or under any other Subordinated Debenture Document and no course of dealing between the Lenders and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Subordinated Debenture Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Lenders would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Lenders in accordance with
Section 9.03.

            SECTION 9.03 CONSENTS AND APPROVALS; DEFAULTS.

            (a)   Subject to the terms of Section 9.03(c), to the extent that
(i) the terms of this Agreement or any of the other Subordinated Debenture Documents require Holdings or the Borrower to obtain the consent or approval of the Lenders, (ii) Holdings or the Borrower seeks an amendment to or termination of any of the terms of this Agreement or any of the Subordinated Debenture Documents, or (iii) Holdings or the Borrower seeks a waiver of any right granted to the Lenders under this Agreement or any of the Subordinated Debenture Documents, such consent, approval, action, termination, amendment or waiver (each, an "Approval") shall be made by the Lenders of Subordinated Debentures representing at least 51% of the aggregate principal amount outstanding under all of the Subordinated Debentures.

            (b) Notwithstanding anything to the contrary contained in Section 9.03(a), the Lenders shall not, without the prior written consent and approval of all of the affected Lenders, amend, modify, terminate or obtain a waiver of any provision of this Agreement or any of the Subordinated Debenture Documents, which will have the effect of (i) reducing the principal amount of any Subordinated Debentures or of any payment required to be made to the Lenders hereunder, or modifying the terms of a payment or prepayment thereof; (ii) reducing the Interest Rate, or extend the time for payment of interest under any Subordinated Debentures (other than as a result of waiving the applicability of any post-default increase in interest rates); or (iii) releasing Holdings, the Borrower, any Guarantor or other obligor from any payment obligation under this Agreement or any of the other Subordinated Debenture Documents.

            (c) Each Lender agrees that, for the benefit of the other Lenders, any proceeds received upon enforcement by such Lender of its rights and remedies under this Agreement, will be divided, pro rata, among all Lenders.

            (d) The various requirements of this Section 9.03 are cumulative. Each Lender and each holder of a Subordinated Debenture shall be bound by any waiver, amendment or modification authorized by this Section 9.03 regardless of whether its Subordinated Debenture shall have been marked to make reference therein, and any consent by any Lender pursuant to this Section 9.03 shall bind any Person subsequently acquiring a Subordinated Debenture from it, whether or not such Subordinated Debenture shall have been so marked.]

            SECTION 9.04 EXPENSES. Holdings and the Borrower, jointly and severally, agree: (i) to pay to Allied Capital the fees set forth in the Fee Letter; (ii) to pay or reimburse Lenders for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Subordinated Debenture Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation of the transactions contemplated hereby and thereby, including all reasonable fees, disbursements and other charges of Piper Rudnick LLP, counsel for Allied Capital; and (iii) to pay or reimburse each holder for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or the other Subordinated Debenture Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any bankruptcy or insolvency proceeding), including all reasonable fees and disbursements of counsel, provided that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Persons indemnified under this clause (iii) unless, in the written opinion of outside counsel reasonably satisfactory to the Borrower, representation of all such indemnified persons would be inappropriate due to the existence of an actual or potential conflict of interest. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Lender and the cost of independent public accountants and other outside experts retained by or on behalf of the Lenders. The agreements in this Section 9.04 shall survive the repayment of all Obligations.

            SECTION 9.05 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, Holdings and the Borrower jointly and severally agree to indemnify, save and hold harmless each Lender and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact and its respective successors and assignors (collectively, the "Indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Subordinated Debenture Documents, any predecessor Subordinated Debenture Documents, the use of or contemplated use of the proceeds of the Loan, or the relationship of any Credit Party and any Lender under this Agreement or from any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Group Company , or any Environmental Liability related in any way to any Group Company; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including fees and disbursements of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action, or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined by a court of competent jurisdiction is a final and nonappealable judgment to have been caused by its own gross negligence, bad faith or willful misconduct and provided further that the Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnities unless, in the written opinion of outside counsel reasonably satisfactory to the Borrower, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of Holdings and the Borrower agrees not to assert or permit any of their respective Subsidiaries to assert any claim against Lender, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, and each of the Lenders agrees not to assert or permit any of their respective Subsidiaries to assert any claim against Holdings, the Borrower or any of their respective Subsidiaries or any of their respective directors, officers, employees, attorneys, agents or advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loan. Without prejudice to the survival of any other agreement of the Credit Parties hereunder and under the other Subordinated Debenture Documents, the agreements and obligations of the Credit Parties contained in this Section 9.05 shall survive the repayment of the Obligations.

            SECTION 9.06 SUCCESSORS AND ASSIGNS.

            (a) Generally. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Credit Parties or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Assignments. No Credit Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the Lenders and any attempted assignment or delegation without such consent shall be null and void. Each Lender may assign or delegate all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Subordinated Debentures held by it (and any participation interest in the Loan) in accordance with Section 9.22, provided that there shall be either (i) no more than five holders of Subordinated Debentures, or (ii) one Person acting as agent for all holders of Subordinated Debentures.

            (c) Participations. Any Lender may, without the consent of the Borrower, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Subordinated Debentures); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the right of setoff contained in Section 9.08 and the yield protection provisions contained in Sections 3.01 and 3.02 and to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefits of such yield protection provisions; provided that the Borrower shall not be required to reimburse any participant pursuant to Sections
3.01 or 3.02 in an amount which exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation, (iv) the Credit Parties and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Obligations owing to such Lender and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Subordinated Debentures, extending any scheduled principal payment date or date fixed for the payment of interest on such Subordinated Debentures) and (v) such participant shall be deemed to be bound by all of the provisions of the Subordination Agreement.

            (d)   [Intentionally Omitted].

            (e) Information. Any Lender may furnish any information concerning any Credit Party or any of their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
Section 9.07.

            (f)   [Intentionally Omitted].

            SECTION 9.07 CONFIDENTIALITY AND DISCLOSURE. Each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (in which case such Lender shall use reasonable efforts to notify the Borrower prior to such disclosure); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted transferee of any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower or its Subsidiaries; (g) with the consent of the Borrower or Holdings, as applicable; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to any Lender on a nonconfidential basis from a source other than the Borrower or Holdings provided that such source is not bound by a confidentiality agreement. For the purposes of this Section, "Information" means all information received from Holdings, the Borrower or its Subsidiaries relating to Holdings, the Borrower or its Subsidiaries or their business, other than any such information that is available to any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower or its Subsidiaries; provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified (in a reasonable manner) at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In any event, however, each Lender may disclose to any and all Persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and by the other Subordinated Debenture Documents and all materials of any kind (including opinions or other tax analyses) that are provided to the Lenders relating to such tax treatment and tax structure; it being understood that this authorization is retroactively effective to the commencement of the first discussions between or among any of the parties regarding the transactions contemplated hereby and by the other Subordinated Debenture Documents.

            SECTION 9.08 SET-OFF. Subject to the Subordination Agreement, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time without notice to any Credit Party (any such notice being expressly waived by such Credit Party) and, to the fullest extent permitted by applicable Law, to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts (other than Exempt Deposit Accounts) or moneys at any time held and other indebtedness at any time owing by such Lender to or for the account of such Credit Party against any and all of the obligations of the Credit Parties then due now or hereafter existing under this Agreement or any other agreement or instrument delivered by such Credit Party to such Lender in connection therewith, whether or not such Lender shall have made any demand hereunder or thereunder. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which they may have. A Lender shall give the Credit Party notice of any set-off hereunder after such set-off has occurred.

            SECTION 9.09 INTEREST RATE LIMITATION. If at any time the interest rate applicable to the Subordinated Debentures, together with all fees, charges, and other amounts which are treated under applicable Law as interest thereunder (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lenders holding the Subordinated Debentures in accordance with applicable Law, the rate of interest payable in respect of the Subordinated Debentures, together with all Charges payable in respect thereof shall be limited to the Maximum Rate. If, from any circumstance whatsoever, the Lender shall ever receive anything of value deemed Charges by applicable Law in excess of the maximum lawful amount, an amount equal to any excessive Charges shall be applied to the reduction of the principal balance owing under the Subordinated Debentures in the inverse order of maturity (whether or not then due) or at the option of the Lender be paid over to the Borrowers, and not to the payment of Charges. All Charges (including any amounts or payments deemed to be Charges) paid or agreed to be paid to the Lender shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal balance of the Subordinated Debentures so that the Charges thereof for such full period will not exceed the maximum amount permitted by applicable Law.

            SECTION 9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            SECTION 9.11 INTEGRATION. This Agreement, together with the other Subordinated Debenture Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Subordinated Debenture Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor

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of the Lenders in any other Subordinated Debenture Document shall not be deemed a conflict with this Agreement. Each Subordinated Debenture Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Nothing in this Agreement or in the other Subordinated Debenture Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Subordinated Debenture Documents.

            SECTION 9.12 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Subordinated Debenture Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loan, regardless of any investigation made by the Lenders or on their behalf and shall continue in full force and effect as long as the principal of or any accrued interest on the Subordinated Debentures is outstanding and unpaid.

            SECTION 9.13 SEVERABILITY. Any provision of this Agreement and the other Subordinated Debenture Documents to which any Credit Party is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.14 HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            SECTION 9.15 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER SUBORDINATED DEBENTURE DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER SUBORDINATED DEBENTURE DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND (EXCLUDING CONFLICTS OF LAWS PROVISIONS).

            SECTION 9.16 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) Each of the Credit Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Maryland State court or Federal court of the United States of America sitting in the State of Maryland, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Subordinated Debenture Documents, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of Maryland or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Nothing in this Agreement shall affect any right that the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or the other Subordinated Debenture Documents against such Credit Party or their properties in the courts of any jurisdiction.

            (b) Each of the Credit Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit action or proceeding arising out of or relating to this Agreement or the other Subordinated Debenture Documents in any Maryland state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

            SECTION 9.17 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.18 WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES. Each of the Credit Parties and the Lenders hereby waive to the fullest extent permitted by applicable Law all claims to consequential and punitive damages in any lawsuit or other legal action brought by any of them against any other of them in respect of any claim among or between any of them arising under this Agreement, the other Subordinated Debenture Documents, or any other agreement or agreements between or among any of them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the Closing Date, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, including any thereof in contract, tort, strict liability or otherwise, whether any such claims be now existing or hereafter arising, now known or unknown. The Lenders and the Credit Parties acknowledge and agree that this waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.

            SECTION 9.19 BINDING EFFECT. This Agreement shall become effective at such time when it shall have been executed by Holdings, Intermediate Holdings the Borrower, and the Lenders shall have received copies hereof (by facsimile or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of Holdings, Intermediate Holdings, the Borrower, the Lenders and their respective successors and assigns; provided, however, unless the conditions set forth in
Section 4.01 have been satisfied by the Credit Parties or waived by the Lenders on or before March 31, 2004, none of Holdings, the Borrower or the Lenders shall have any obligations under this Agreement.

            SECTION 9.20 [INTENTIONALLY OMITTED].

            SECTION 9.21 RELATIONSHIP OF THE PARTIES; ADVICE OF COUNSEL. This Agreement provides for the making of an investment by the Lenders, in its capacity as an investor, in the Borrower, in its capacity as borrower, and for the payment of interest and repayment of principal by the Borrower to the Lenders. The provisions herein for compliance with financial covenants, if any, and delivery of financial statements are intended solely for the benefit of the Lenders to protect their interests as investors in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Lenders to act as a financial or business advisor or consultant to the Borrower (or Holdings), as permitting or obligating the Lenders to control the Borrower (or Holdings) or to conduct the Borrower's (or Holdings') operations, as creating any fiduciary obligation on the part of the Lenders to the Borrower (or Holdings'), or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Lenders are not (and shall not be construed as) a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Borrower or Holdings; none of the Lenders nor the Borrower nor Holdings intend that the Lenders assume such status, and, accordingly, the Lenders shall not be deemed responsible for (or a participant in) any acts or omissions of the Borrower or Holdings or any of its partners. Each of the Lenders, Holdings and the Borrower represent and warrant to the other that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

            SECTION 9.22 REGISTRATION AND TRANSFER OF SUBORDINATED DEBENTURES.

            (a) The Borrower will keep at its principal office a register in which the Borrower will provide for the registration of the Subordinated Debentures and their transfer. The Borrower may treat any Person in whose name any Subordinated Debenture is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Subordinated Debenture and for all other purposes, whether or not such Subordinated

Debenture shall be overdue, and the Borrower shall not be affected by any notice to the contrary from any Person other than the applicable Lender. All references in this Agreement to a "Lender" of any Subordinated Debenture shall mean the Person in whose name such Subordinated Debenture is at the time registered on such register.

            (b) So long as no Event of Default has occurred and is continuing, the Holders shall not transfer the Subordinated Debentures to any Person without the consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed. If a Lender desires to transfer the Subordinated Debentures pursuant to this Section 9.22(b), such Lender shall notify the Borrower in writing. If the Borrower fails to respond within 10 days of the receipt of such notice, the Borrower shall be deemed to have consented to a transfer of the Subordinated Debentures by the Lenders in accordance with this
Section 9.22(b).

            (c) If an Event of Default has occurred and is continuing, the Holders may transfer all or any portion of the Subordinated Debentures to any Person other than a Person engaged in the manufacturing or distribution of fasteners and related products. Notwithstanding anything to the contrary contained herein, a Lender may transfer all or any portion of the Subordinated Debentures if required to do so by law or for regulatory reasons.

            (d) Upon surrender of any Subordinated Debenture for registration of transfer or for exchange to the Borrower at its principal office, the Borrower at its expense will execute and deliver in exchange therefor a new Subordinated Debenture or Subordinated Debentures, as the case may be, of the same type in denominations of at least $100,000 (except a Subordinated Debenture may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Subordinated Debenture is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such Subordinated Debenture, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Subordinated Debenture and otherwise of like tenor.

            (e) Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Subordinated Debenture and, in the case of any such loss, theft or destruction of any Subordinated Debenture, upon delivery of an indemnity bond in such reasonable amount as the Borrower may determine (or an unsecured indemnity agreement from the Lender reasonably satisfactory to the Borrower), or, in the case of any such mutilation, upon the surrender of such Subordinated Debenture for cancellation to the Borrower at its principal office, the Borrower at its expense will execute and deliver, in lieu thereof, a new Subordinated Debenture of the same class and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Subordinated Debenture. Any Subordinated Debenture in lieu of which any such new Subordinated Debenture has been so executed and delivered by the Borrower shall be deemed to be not outstanding for any purpose of this Agreement.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           THE HILLMAN GROUP, INC.

                                           By: /s/ Max W. Hillman
                                              ---------------------------------

                                              Name:
                                              Title:

                                              10590 Hamilton Avenue
                                              Cincinnati, Ohio  45231
                                              Attention: James Waters
                                                         Chief Financial Officer

                                           THE HILLMAN COMPANIES, INC.

                                           By: /s/ Max W. Hillman
                                              ---------------------------------

                                              Name:
                                              Title:

                                              10590 Hamilton Avenue
                                              Cincinnati, Ohio  45231
                                              Attention: James Waters
                                                         Chief Financial Officer

                                           HILLMAN INVESTMENT COMPANY

                                           By: /s/ Max W. Hillman
                                              ---------------------------------

                                              Name:
                                              Title:

                                              10590 Hamilton Avenue
                                              Cincinnati, Ohio  45231
                                              Attention: James Waters
                                                         Chief Financial Officer

                       [SIGNATURE PAGE TO LOAN AGREEMENT]

                                           ALLIED CAPITAL CORPORATION

                                           By: /s/ John Fruehwirth
                                              ----------------------------------

                                              Name:
                                              Title:

                                              401 North Michigan Avenue
                                              Suite 2050
                                              Chicago, Illinois  60611
                                              Attention: John Fruehwirth

                       [SIGNATURE PAGE TO LOAN AGREEMENT]